UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only
☒	Definitive Proxy Statement		(as permitted by Rule 14a-6(e)(2))

☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

GenTek Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transactions applies:

	(2)	Aggregate number of securities to which transactions applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, schedule or registration statement no.:

	(3)	Filing party:

	(4)	Date filed: March 30, 2009

March 30, 2009

Dear Fellow Stockholders:

          On behalf of the Board of Directors, it is my pleasure to invite you to this year’s annual meeting of the stockholders of GenTek Inc., which will be held at the offices of Latham & Watkins LLP, 885 Third Avenue, 12TH Floor, New York, New York, on Thursday, May 14, 2009. The meeting will be begin promptly at 1:30 p.m. The matters to be considered by the stockholders at the Annual Meeting are described in detail in the accompanying materials.

          IT IS IMPORTANT THAT YOU BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU OWN OR WHETHER YOU ARE ABLE TO ATTEND THE ANNUAL MEETING IN PERSON. Let me urge you to submit a proxy to vote your shares in accordance with the instructions that we provide to you and as set forth in this proxy statement for the 2009 Annual Meeting of Stockholders.

          I appreciate your continued confidence in our company and look forward to seeing you on May 14.

Sincerely,

JOHN G. JOHNSON, JR.
Chairman of the Board of Directors

GENTEK INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 14, 2009

To the Stockholders of
GenTek Inc.:

          NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders of GenTek Inc., a Delaware corporation (the “Company”), will be held at the offices of Latham & Watkins LLP, 885 Third Avenue, 12TH floor, New York, New York, on Thursday, May 14, 2009, beginning at 1:30 p.m. (the “Annual Meeting”). The matters to be considered by stockholders at the Annual Meeting, which are described in detail in the accompanying materials, are:

(i) a proposal to elect six directors to the Company’s Board of Directors for a one-year term;

(ii) a proposal to ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the year ending December 31, 2009; and

(iii) any other business that may properly come before the Annual Meeting or any adjournment thereof.

          The Proxy Statement fully describes these items. We have not received notice of other matters that may be properly presented at the Annual Meeting.

RECORD DATE

          March 16, 2009 is the record date for the Annual Meeting. This means that only stockholders of record at the close of business on March 16, 2009 will be entitled to receive notice of and to vote at the Annual Meeting and any adjournments or postponements of the meeting.

          A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting, and at the executive offices of the Company during regular business hours for a period of no less than ten days prior to the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held May 14, 2009: The annual report and proxy statement are available at http://ir.gentek-global.com/proxymaterials.cfm.

          For this year’s Annual Meeting, instead of mailing a printed copy of our proxy materials, including our Annual Report, to each stockholder of record, our Board of Directors has decided to use the Securities and Exchange Commission’s “Notice and Access” model for distribution of these materials and provide access to them in a fast and efficient manner via the Internet. This not only reduces the amount of paper and ink necessary to produce these materials, but will also reduce the Company’s costs associated with mailing the proxy materials, including our Annual Report, to all stockholders. Accordingly, on March 31, 2009, we will begin mailing an “Important Notice Regarding the Availability of Proxy Materials for the 2009 Stockholder Meeting” (“Notice of Internet Availability”), and posted our proxy materials on the website referenced in the Notice of Internet Availability. As more fully described in the Notice of Internet Availability, the proxy materials, including this Proxy Statement and the Annual Report to Stockholders, are available online at http://ir.gentek-global.com/proxymaterials.cfm, along with instructions on how to vote. Also as indicated in the Notice of Internet Availability, if you wish to receive a paper or email copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed in the Notice of Internet Availability no later than April 30, 2009, to facilitate timely delivery.

          Your vote is very important. It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting in person. If you are viewing the proxy statement on the Internet, you may grant your proxy electronically via the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials previously mailed to you and the instructions listed on the Internet site. If you are receiving a paper copy of the proxy statement, you may vote by completing and mailing the proxy card enclosed with the proxy statement, or you may grant your proxy electronically via the Internet or by telephone by following the instructions on the proxy card. If your shares are held in “street name,” which means shares held of record by a broker, bank or other nominee, you should review the Notice of Internet Availability of Proxy Materials used by that firm to determine whether and how you will be able to submit your proxy by telephone or over the Internet. Submitting a proxy over the Internet, by telephone or by mailing a proxy card, will ensure your shares are represented at the Annual Meeting.

          You can vote by Internet, by telephone, or by requesting a printed copy of the proxy materials and using the enclosed proxy card. Our proxy tabulator and Inspector of Elections, Broadridge Financial Solutions, must receive any proxy that will not be delivered in person to the Annual Meeting by 11:59 p.m., Eastern Daylight Time on Wednesday, May 13, 2009.

By Order of the Board of Directors,

JAMES IMBRIACO Vice President, General Counsel and Secretary

Parsippany, New Jersey
March 30, 2009

GENTEK INC.
90 East Halsey Road
Parsippany, New Jersey 07054

P R O X Y S T A T E M E N T

ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 14, 2009

          This Proxy Statement is furnished to you in connection with the solicitation of proxies by and on behalf of the Board of Directors of GenTek Inc., a Delaware corporation, for use at the annual meeting of stockholders to be held at the offices of Latham & Watkins LLP, 885 Third Avenue, 12 Floor, New York, New York, on Thursday, May 14, 2009, at 1:30 p.m., and any adjournments or postponements thereof (the “Annual Meeting”). “We,” “our,” “us,” “our company,” “the Company” and “GenTek” each refer to GenTek Inc. The mailing address of our principal executive office is 90 East Halsey Road, Parsippany, New Jersey 07054.

          This Proxy Statement is being made available in accordance with the Notice of Internet the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on Thursday, May 14, 2009 (the “Notice of Internet Availability”), mailed on or about March 31, 2009 to holders of record as of March 16, 2009, of our common stock, no par value per share (“Common Stock”). Pursuant to rules recently adopted by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability to our stockholders of record, while brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar notice. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability or request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found on the Notice of Internet Availability and on the website referred to in the Notice of Internet Availability, including an option to request paper copies on an ongoing basis. We intend to make this Proxy Statement available on the Internet and to mail the Notice of Internet Availability to all stockholders entitled to vote at the Annual Meeting. We intend to mail this proxy statement, together with a proxy card to those stockholders entitled to vote at the Annual Meeting who have properly requested paper copies of such materials, within three business days of such request.

          A proxy may confer discretionary authority to vote with respect to any matter presented at the Annual Meeting, except as set forth in the proxy and except for matters proposed by a stockholder who notifies the Company not later than the close of business on the fifteenth day following the day on which the accompanying Notice of Annual Meeting of Stockholders was first distributed by the Company. At the date hereof, management has no knowledge of any business that will be presented for consideration at the Annual Meeting and which would be required to be set forth in this Proxy Statement or the related proxy card other than the matters set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented at the Annual Meeting for consideration, it is intended that the persons named in the enclosed form of proxy and acting thereunder will vote in accordance with their best judgment on such matter.

Matters to be Considered at the Annual Meeting

          At the Annual Meeting, stockholders of the Company’s Common Stock will vote upon:

(i) a proposal to elect six directors to the Company’s Board of Directors for a one-year term;

(ii) a proposal to ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the year ending December 31, 2009; and

(iii) any other business that may properly come before the Annual Meeting or any adjournment thereof.

GENERAL INFORMATION ABOUT VOTING

Solicitation of Proxies

          Our Board of Directors is soliciting your proxy. The expense of preparing, and when required, printing and mailing this Proxy Statement and the proxies solicited hereby will be borne by the Company. Solicitation will be made principally by distribution via the Internet pursuant to the rules of the SEC, but will also be sent via mail when requested by a stockholder. In addition to the use of the Internet and mails, proxies may be solicited by officers and directors and regular employees of GenTek, without additional remuneration, by personal interview, telephone, telegraph or otherwise. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record on March 16, 2009 and will provide reimbursement for the cost of forwarding the material.

Stockholders Entitled To Vote

          Stockholders of record at the close of business on March 16, 2009, the record date, are entitled to vote at the Annual Meeting or any adjournment thereof. As of the record date, there were outstanding and entitled to vote 10,135,189 shares of our Common Stock. Each share of our Common Stock entitles the holder to one vote. A stockholder list will be available for examination by GenTek stockholders at the Annual Meeting and at the office of the Company at 90 East Halsey Road, Parsippany, New Jersey 07054, during ordinary business hours of the ten-day period prior to the Annual Meeting for any purpose germane to the meeting.

Voting Procedures

          You may vote by attending the Annual Meeting and voting in person or you may vote by submitting a proxy. The method of voting by proxy differs (i) depending on whether you are viewing this Proxy Statement on the Internet or receiving a paper copy, and (ii) for shares held as a record holder and shares held in “street name,” which means your shares are held of record by a broker, bank or nominee.

          If you hold your shares of Common Stock as a record holder and you are viewing this Proxy Statement on the Internet, you may vote by submitting a proxy over the Internet by following the instructions on the website referred to in the Notice of Internet Availability previously mailed to you.

          If you hold your shares of Common Stock as a record holder and you are reviewing a paper copy of this Proxy Statement, you may vote your shares by completing, dating and signing the proxy card that was included with the Proxy Statement and promptly returning it in the preaddressed, postage paid envelope provided to you, or by submitting a proxy over the Internet or by telephone by following the instructions on the proxy card.

          If you vote by proxy, your shares will be voted at the Annual Meeting in the manner specified by you. If you sign, date and return your proxy card, but do not specify how you want your shares voted, they will be voted by the proxy holder as recommended by the Board of Directors.

          If you hold your shares of Common Stock in street name, you will receive a notice from your broker, bank or other nominee that includes instructions on how to vote your shares. Your broker, bank or nominee will allow you to deliver your voting instructions over the Internet and may also permit you to vote by telephone. In addition, you may request paper copies of the Proxy Statement and proxy card from your broker by following the instructions on the notice provided by your broker.

          If your shares are registered in more than one name or in more than one account, you will receive more than one card. Please complete and return all of the proxy or vote instruction cards you receive (or vote by telephone or the Internet all of the shares on all of the proxy or vote instruction cards received) to ensure that all of your shares are voted.

Revocation of Proxy

          If you are a stockholder of record, you may revoke your proxy at any time before your proxy is voted at the annual meeting by taking any of the following actions:

•	delivering to our corporate secretary a signed written notice of revocation, bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	signing and delivering a new paper proxy, relating to the same shares and bearing a later date than the original proxy;

•	submitting another proxy by telephone or over the Internet (your most recent telephone or Internet voting instructions will be followed); or

•	attending the annual meeting and voting in person, although attendance at the annual meeting will not, by itself, revoke a proxy.

          Written notices of revocation and other communications with respect to the revocation of the Company’s proxies should be addressed to:

GenTek Inc.
90 East Halsey Road
Parsippany, New Jersey 07054
Attn: Corporate Secretary

          If your shares are held in “street name,” you may change your vote by submitting new voting instructions to your broker, bank or other nominee. You must contact your broker, bank or other nominee to find out how to do so. The following section describes how to vote in person if your shares are held in street name.

Voting In Person

          If you plan to attend the Annual Meeting and wish to vote in person, you will be given a ballot at the Annual Meeting. Please note, however, that if your shares are held in street name, you must bring to the Annual Meeting a legal proxy from the record holder of the shares, which is the broker or other nominee, authorizing you to vote at the Annual Meeting.

Quorum, Votes Required to Adopt Proposals and Voting Results

          Each share of our Common Stock outstanding on the record date will be entitled to one vote on each of the director nominees and one vote on each other matter. At the close of business on March 16, 2009, 10,135,189 shares of our Common Stock were outstanding and entitled to vote. All votes will be tabulated by Broadridge Financial Solutions, Inc., the Inspector of Election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes and abstentions. The presence at the Annual Meeting either in person or by proxy of a majority of the outstanding shares of our Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock held by persons attending the annual meeting but not voting, shares represented by proxies that reflect abstentions as to a particular proposal and broker non-votes will be counted as present for purposes of determining a quorum.

          Directors receiving the majority of votes cast (number of shares voted “for” a director must exceed the number of votes cast “against” that director) will be elected as a director, provided that if the number of nominees exceeds the number of directors to be elected (a situation we do not anticipate), the directors shall be elected by a plurality of the shares present in person or by proxy at the Annual Meeting and entitled to vote on the election of directors.

          For the election of directors (provided the number of nominees does not exceed the number of directors to be elected), each director must receive the majority of the votes cast with respect to that director. Shares not present at the meeting and shares voting “abstain” have no effect on the election of directors.

          Approval of the proposal to ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the year ended December 31, 2009, requires the affirmative vote of the majority of shares of Common Stock present or represented by proxy with respect to such proposal.

          For the approval of the proposal ratifying the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the year ended December 31, 2009, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote.

          Broker non-votes on a proposal (shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients) are not counted and are not deemed to be present or represented for the purpose of determining whether stockholders have approved that proposal.

          Additionally, the persons named as proxies will vote in their best judgment on any other business that properly comes before the Annual Meeting or any adjournment or postponement thereof.

          We will publish the voting results in our Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2009, which we plan to file with the SEC in August 2009.

Copies of Annual Report to Stockholders

          A copy of our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”), for our most recent fiscal year will be mailed on request to stockholders entitled to vote at the Annual Meeting with these proxy materials and is also available without charge to stockholders upon written request to: 90 East Halsey Road, Parsippany, New Jersey 07054, Attention: James Imbriaco, Corporate Secretary.

Assistance

          If you need assistance in voting over the Internet or completing your proxy card or have questions regarding the Annual Meeting, please contact our Corporate Secretary at 973-884-6952 or jimbriaco@gentek-global.com or write to: GenTek Inc., 90 East Halsey Road Parsippany, New Jersey 07054 Attn: Corporate Secretary.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

          The first proposal is to elect directors to serve on the Board of Directors. Our nominees for the election of directors at the Annual Meeting include five independent directors, as defined in the applicable rules for companies traded on The NASDAQ Global Market (“NASDAQ”) and one member of our senior management.

          Our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), which was approved by the stockholders during the 2006 Annual Meeting and which became effective immediately upon such approval, authorizes the number of directors to be not less than one, nor more than eight, and provides for the annual election of all directors to serve until the next annual meeting of the stockholders. There are currently six directors on the Board of Directors and all six directors are nominees for election as a director, pursuant to this Proposal No. 1.

          Majority Vote Standard for Election of Directors. The Company’s Bylaws require directors to be elected by the majority of the votes cast with respect to such director in uncontested elections (number of shares voted “for” a director must exceed the number of votes cast “against” that director). In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. If a nominee who is serving as a director is not elected at the Annual Meeting, under Delaware law the director would continue to serve on the Board of Directors as a “holdover director.” However, under our Bylaws, any director who fails to be elected must tender his or her resignation to the Board of Directors. The Board of Directors would then decide whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will take such action and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified. The director who tenders his or her resignation will not participate in the Board of Directors’ decision. If a nominee who was not already serving as a director is not elected at the Annual Meeting, under Delaware law that nominee would not become a director. In 2008, all of the director nominees are currently serving on the Board of Directors.

          This section contains certain biographical information for the directors and each of the director nominees. All of the director nominees currently serve on our Board of Directors. For a description of beneficial ownership, see the “Security Ownership of Management and Certain Beneficial Owners” section, and the footnotes thereto, included in this Proxy Statement.

          Our current Board of Directors has a single class of directors, each of whom is subject to annual election by the stockholders. Our current Board of Directors consists of Henry L. Druker, Kathleen R. Flaherty, John G. Johnson, Jr., John F. McGovern, William E. Redmond, Jr., and Richard A. Rubin. Upon

the recommendation of the Corporate Governance and Nominating Committee, the Board of Directors has nominated each of the current directors for election to the Board of Directors in accordance with this Proposal No. 1.

Votes Necessary to Elect a Director

          The affirmative vote of a majority of the votes of the Common Stock cast “for” a director nominee is sufficient to elect a director if a quorum is present. Abstentions from voting on this proposal (and broker non-votes) will have no effect on the outcome of the vote.

Recommendation of the Board of Directors

          The Board of Directors recommends that you vote FOR the election of each of the following director nominees. If any nominee becomes unable to stand for election as a director, an event that our Board of Directors does not presently expect, the proxy will be voted “For” a replacement nominee if one is designated by our Board of Directors.

Henry L. Druker Director since November 2003 Age: 55

Mr. Druker is the Founder and Managing Principal of Druker Capital, LLC, an investment firm that he founded in 2005. Previously, Mr. Druker was a Principal of Questor Management Company from 1995 through 2004, where he specialized in investing in turnaround and special situation companies. Prior to Questor, Mr. Druker was a Principal of the turnaround advisory firm Alix Partners, a predecessor to and an associated company of Questor. He was also previously a Partner of the merchant bank, Gordon Capital, Managing Director and head of the leveraged buyout group at L.F. Rothschild, Inc. and an associate in corporate finance at Goldman Sachs & Co.

Kathleen R. Flaherty Director since November 2003 Age: 57

Ms. Flaherty retired as the Chief Marketing Officer at AT&T on December 31, 2005, a position she had held since June 2004. She currently serves as a Director of Inmarsat, plc., a global mobile satellite services company, where she also serves as a member of the Compensation Committee. Ms. Flaherty was previously President and Chief Operating Officer of Winstar International from 1999 through 2001. From 1997 through 1998, Ms. Flaherty was the Senior Vice President, Global Product Architecture for MCI Communications, Inc. Ms. Flaherty, is a member of the McCormick Advisory Board, Northwestern University, and its executive committee.

John G. Johnson, Jr. Chairman since November 2003 Age: 68

Since April 2007, Mr. Johnson has served, and from 1999 through 2001, Mr. Johnson served, as Chief Executive Officer and a Director of Foamex International Inc., which filed for Chapter 11 bankruptcy protection on February 18, 2009. Since August 2007, Mr. Johnson has also served as President of Foamex. Mr. Johnson spent five years with Safety-Kleen Corporation where he served as President and Chief Executive Officer from 1995 to 1997 and President and Chief Operating Officer from 1993 to 1994 and a Director from 1993 to 1997. Prior to 1992, Mr. Johnson spent 34 years with ARCO where he was a Director and President of ARCO Chemicals America from 1987 to 1992. Mr. Johnson is a member of the Board of Trustees of Drexel University.

John F. McGovern Director since November 2003 Age 62

Mr. McGovern is Founder and a Partner of Aurora Capital LLC since 1999. Prior to joining Aurora Capital, Mr. McGovern worked for Georgia-Pacific Corporation from 1981 to 1999 serving in many different positions, most recently as Executive Vice President, Finance and Chief Financial Officer from 1994 to 1999. Mr. McGovern is a member of the Board of Directors of Collective Brands, Inc. (formerly Payless ShoeSource, Inc.), and Neenah Paper, Inc. In the case of Collective Brands, Inc. and Neenah Paper, Inc., Mr. McGovern is the Chairman of the Audit Committee and the Lead Director, respectively. From 1995 through October 2005, Mr. McGovern served as a Trustee and as Treasurer for the Board of Trustees of Morehouse School of Medicine, where he also served as Chairman of the Audit and Finance Committees. Mr. McGovern was formerly a director of ChanneLinx, Inc., where he also served as temporary Chief Executive Officer. ChanneLinx, Inc. filed for Chapter 11 protection in 2003, approximately one year after Mr. McGovern left the Company. Mr. McGovern also served as a member of the Board of Directors of Maxim Crane Works Holdings, Inc. from January 2005 through June 2008.

William E. Redmond, Jr. Director since November 2003, and President and Chief Executive Officer since May 2005 Age: 49

Mr. Redmond has served as President and Chief Executive Officer of the Company since May 2005 and a Director of the Company since November 2003. In December, 2008, Mr. Redmond became President and Chief Executive Officer of GT Technologies, Inc., one of the Company’s wholly- owned subsidiaries. In March, 2009, Mr. Redmond was elected a Director of Mark IV Industries, Inc., a privately held diversified manufacturing company. Since June 2007, Mr. Redmond has served as a member of the Board of Directors of Eddie Bauer Holdings, Inc. where he is also a member of the Audit Committee and Chairman of the Restructuring Committee. From 2005 until June 2007, Mr. Redmond served as Chairman and a Director of Maxim Crane Works Holdings, Inc., and Chairman and a Director of Citation Corporation. Mr. Redmond previously served as President and Chief Executive Officer from December 1996 to February 2003 and as Chairman of the Board of Directors from January 1999 to February 2003 of Garden Way, Inc., a manufacturer of outdoor garden and power equipment.

Richard A. Rubin Director since May 2006 Age: 45

Mr. Rubin is the Founder and Managing Member of Hawkeye Capital Management LLC, a provider of investment managing services, since November 1999. From August 2007 through June 2008, Mr. Rubin has served as a member of the Board of Director of Maxim Crane Works Holdings, Inc. Mr. Rubin served as a Director of Arch Wireless Inc., a wireless communications company from May 2003 through November 2004. From October 1989 to June 1996, Mr. Rubin was employed by Icahn & Co., Inc. Mr. Rubin is a certified public accountant and worked for Arthur Andersen LLP in its Audit and Corporate Finance Departments in New York from June 1986 through September 1989.

Non-Employee Director Compensation

          The Company believes that it is important to attract and retain outstanding non-employee directors. One way that the Company achieves this goal is through a competitive compensation program. To that end, the Compensation Committee of the Board of Directors, which is responsible for making director compensation recommendations to the Board of Directors, worked with Towers Perrin, a global professional services firm, to evaluate the competitiveness of the Company’s compensation program for non-employee directors. After evaluating the competitive market data of non-employee director compensation and the advice of the compensation consultant, the Compensation Committee, in 2007, recommended and the Board of Directors approved the compensation package set forth below for non-

employee directors to be effective November 1, 2007. The Compensation Committee recommended no changes to non-employee director compensation in 2008. In March 2009, the Chairman of the Board and the Compensation Committee agreed to a reduction in the additional annual fee payable to the Chairman, from $35,000 to $25,000.

          Cash Compensation. Non-employee directors of the Company receive compensation of $35,000 per year, with additional fees of $1,500 per meeting for attendance at each Board of Directors’ meeting and $750 per meeting for attendance at each Board of Directors’ meeting conducted by telephone. Fees payable for attendance at Board of Directors committee meetings are $1400 per meeting and $700 for attendance at committee meetings conducted by telephone. In 2008, the Chairman of the Board of Directors received an additional $35,000 per year; the Chairperson of the Compensation Committee received an additional annual retainer in the amount of $7,500, the Chairperson of the Corporate Governance and Nominating Committee received an additional annual retainer in the amount of $6,000, and the Chairperson of the Audit Committee received an additional annual retainer in the amount of $10,000.

          Equity-based Compensation. Non-employee directors of the Company receive an annual grant of restricted stock with a grant date value of $40,000. Each non-employee director is also entitled to participate in a “matching restricted stock” program under the GenTek Inc. Amended and Restated 2003 Management and Directors Incentive Plan pursuant to which the Company will match each share of Company stock purchased on the open market by a director with one share of restricted stock, up to a $10,000 maximum investment per director each calendar year. In addition, in 2007, the Board of Directors adopted share retention guidelines for non-employee directors. Under the guidelines, each non-employee director is expected within a period of five (5) years following his/her initial election or appointment to the Board, to own an amount of Company common stock (which may include, as applicable, stock options and restricted stock) equal in value to five (5) times the annual cash retainer offered to the director at the time he or she becomes a member of the Board. All grants of restricted stock to non-employee directors vest one (1) year from date of grant with respect to grants made after November 1, 2007, and all grants of restricted stock to non-employee directors made prior to November 1, 2007 vest in installments over a three year period from the date of grant.

          In 2007, after evaluating the competitive market data of non-employee director compensation and the advice of the compensation consultant, the Compensation Committee also recommended and the Board of Directors approved the adoption of a deferred compensation program for non-employee directors to be effective November 1, 2007. Under the deferred compensation program, directors are entitled to defer all or any part of the annual restricted stock award in accordance with deferral elections made by the individual director.

          Only non-employee directors receive compensation for their services as a director.

          Business Expenses. Non-employee directors are reimbursed for their business expenses related to their attendance of Board of Director and Committee meetings, including accommodations, meals and transportation to and from such meetings (e.g., commercial flights, trains, car rental or service and parking). Non-employee directors are also reimbursed for attending qualified third party director education programs.

          In 2008, non-employee director compensation was as follows:

Non-Employee Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)

John G. Johnson, Jr.	82,900	67,442	150,342
Henry L. Druker	50,050	69,246	119,296
Kathleen R. Flaherty	54,050	57,415	111,465
John F. McGovern	56,550	67,210	123,760
Richard A. Rubin	45,150	55,382	100,532

(1)	Column represents the amount of cash compensation earned by each non-employee director in 2008 for service on the Board of Directors and committees.

(2)

This column represents the dollar amount recognized by the Company for financial statement reporting purposes of the fair value of restricted stock granted in 2008 and prior years under the Company’s 2003 Amended and Restated Management and Directors’ Long Term Incentive Plan in accordance with FAS 123R. For restricted stock, fair value is calculated using the closing price of Company stock on the date of grant. For additional information, refer to note 12 of the Company financial statements in the Form 10-K for the fiscal year ended December 31, 2008, as filed with the SEC. The amounts set forth in this column reflect the Company’s accounting expense for these awards and do not correspond to the actual value that may be realized by the non-employee director receiving the award.

In 2008, each non-employee director received the following stock awards: Mr. Johnson — 2,413 shares; Mr. Druker — 2,422 shares; Ms. Flaherty — 2,072 shares; Mr. McGovern — 2,394 shares; and Mr. Rubin — 2,072 shares. As of December 31, 2008, the aggregate number of stock awards outstanding for each non-employee director was: Mr. Johnson — 4,569 shares; Mr. Druker — 4,546 shares; Ms. Flaherty — 3,991 shares; Mr. McGovern — 4,533 shares; and Mr. Rubin — 2,821 shares.

Statement on Corporate Governance

          Overview. We emphasize the importance of professional business conduct and ethics through our corporate governance initiatives. Our Board of Directors has implemented numerous corporate governance enhancements to further strengthen the Board of Director’s capacity to oversee the Company and to serve the long-term interests of all stockholders. For example, at our 2006 Annual Meeting, on the recommendation of our Board of Directors, the stockholders approved an amendment to the Company’s Bylaws to change the vote standard for the election of directors from a plurality to a majority of votes cast in uncontested elections. The Company’s Code of Business Conduct and Ethics, committee charters and other documents setting forth the Company’s corporate governance practices can be accessed in the “Investing” section of the Company’s website at www.gentek-global.com or by writing to the Company at GenTek Inc., 90 East Halsey Road, Parsippany, New Jersey 07054, Attention: James Imbriaco, Corporate Secretary.

          Communicating with the Board of Directors. Stockholders may send communications to the Company’s Board of Directors by writing to the Board of Directors at: GenTek Inc., 90 East Halsey Road, Parsippany, New Jersey 07054, Attention: James Imbriaco, Corporate Secretary. Communications should be addressed to the Board of Directors or any individual director or group of directors, as applicable, by either name or title. All communications will be opened by the office of the General Counsel for the sole purpose of determining whether the contents of the communication represent a message to the Company’s directors. Any communication not in the nature of advertising, promotions of a product or service or patently offensive material will be promptly forwarded to the intended recipient or recipients.

          Code of Business Conduct and Ethics. The Board of Directors has adopted a Code of Business Conduct and Ethics that complies with the SEC’s definition of a “code of ethics” and applies to all employees, directors and officers, including the Company’s principal executive officer, principal financial officer and principal accounting officer. The purpose of the Code of Business Conduct and Ethics is to promote, among other things, honest and ethical conduct, full, fair, accurate, timely and understandable disclosure in public communications and reports and documents that the Company files with, or submits to, the SEC, compliance with applicable governmental laws, rules and regulations, accountability for adherence to the code and the reporting of violations thereof. The Code of Business Conduct and Ethics is available in the “Investing” section of the Company’s website at www.gentek-global.com, or by writing the Company at GenTek Inc., 90 East Halsey Road, Parsippany, New Jersey 07054, Attention: James Imbriaco, Corporate Secretary. The Company intends to disclose any amendment to the Code or any waiver of the Code for executive officers or directors in the “Investing” section of the Company’s website.

          Related Party Transaction Policy. The Board of Directors and Management of the Company make it a priority to operate the Company in the best interests of the stockholders. The Board of Directors and Management also recognize that related party transactions present a heightened risk of conflict of interest and/or improper valuations of such transactions (or the perception thereof). Consequently, the Board of Directors has adopted a policy regarding related party transactions. Such transactions, as defined in the policy, are subject to approval or ratification by the Audit Committee of the Board of Directors in accordance with the procedures set forth therein. This policy is described further in this Proxy Statement under the heading “Transactions with Related Persons” and is available on the Company’s website under the “Corporate Governance” section.

Director Independence

          The Board of Directors presently consists of six members, including William E. Redmond, Jr., who is the President and Chief Executive Officer of the Company. On an annual basis, each director and executive officer provides information to the Company pursuant to a Director and Officer Questionnaire. This Questionnaire is intended to elicit, among other things, any transactions with the Company in which a director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest. Based on the information provided by these questionnaires, the Board of Directors has determined that, with the exception of Mr. Redmond, all of the directors qualify as independent under the applicable corporate governance rules and listing standards of the NASDAQ (the “Independent Directors”). Such information also indicates that none of the current directors has a material relationship (other than being a director and/or shareholder of the Company) with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company), including any relationship prohibited by the NASDAQ Marketplace Rules. Mr. Redmond is not independent because of his service as an executive officer of the Company and not due to any other related party transactions or conflict of interest relationships.

Board of Directors and Committee Meetings

          With the exception of Mr. Rubin, each of our current directors was initially appointed to our Board of Directors pursuant to the plan of reorganization under Chapter 11 of the Bankruptcy Code, effective as of November 10, 2003. Directors John G. Johnson, Jr., Henry L. Druker, Kathleen R. Flaherty, John F. McGovern, William E. Redmond, Jr., and Mr. Richard A. Rubin were re-elected at the 2008 Annual Meeting of the stockholders. All of our directors, other than Mr. Redmond, our President and Chief Executive Officer, are “independent” under the NASDAQ Marketplace Rules.

          During the year ended December 31, 2008, our Board of Directors held a total of five (5) meetings, either in person or by telephone conference call. No director attended fewer than 75 percent of all meetings of our Board of Directors and the committees on which such director served that were held while such director was serving on our Board of Directors. The Board of Directors holds an executive session of independent directors at the end of each regularly scheduled meeting of the Board of Directors and as otherwise needed. At such meetings, members of management, including Mr. Redmond, our President and Chief Executive Officer, are not present. Mr. Johnson, the Chairman of the Board of Directors, presides over these executive sessions.

          Until March 2009, the Board of Directors had three standing committees: (i) the Audit Committee, (ii) the Compensation Committee, and (iii) the Corporate Governance and Nominating Committee. In March 2009, the Board of Directors elected to eliminate the Corporate Governance and Nominating Committee, with those duties to be discharged in the future by all Independent Directors.

          During 2008, the Audit Committee met four (4) times, the Compensation Committee met four (4) times, and the Corporate Governance and Nominating Committee met one (1) time. All current members of our Board of Directors attended the 2008 Annual Meeting of the stockholders.

           Audit Committee. The Audit Committee of the Board of Directors consists of Messrs. McGovern, Druker, and Rubin with Mr. McGovern serving as Chairman. The Board of Directors has determined that all of the members of the Audit Committee are “independent,” as determined under the currently effective rules of NASDAQ. The Board of Directors has determined that each member of the Audit Committee has the ability to read and understand fundamental financial statements. The Board of Directors has determined that Mr. McGovern qualifies as an “Audit Committee Financial Expert” as defined by the rules of the SEC. In 2007, the Audit Committee and the Board of Directors approved revisions to the Audit Committee’s charter. A copy of the Audit Committee’s written charter can be found in the “Investing” section of the Company’s website at www.gentek-global.com. A copy of the Audit Committee’s charter is also available in print to stockholders upon request, addressed to the Corporate Secretary at 90 East Halsey Road, Parsippany, New Jersey 07054.

          The primary duties and responsibilities of the Audit Committee, among others, are to assist the full Board of Directors in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Company.

The Audit Committee’s charter sets forth its mandate, membership requirements, obligations and duties in greater detail.

          Compensation Committee. The Compensation Committee consists of Ms. Flaherty and Mr. Druker, with Ms. Flaherty serving as Chairperson. The Compensation Committee is responsible for the review and recommendation of compensation arrangements for directors and officers and for the administration of certain benefit and compensation plans of GenTek and its subsidiaries. In 2007, the Compensation Committee and the Board of Directors approved revisions to the Compensation Committee’s charter. The Compensation Committee charter contains the Compensation Committee’s purpose, membership requirements and duties and responsibilities and can be found in the “Investing” section of the Company’s website at www.gentek-global.com. A copy of the Compensation Committee’s charter is also available in print to stockholders upon request, addressed to the Corporate Secretary at 90 East Halsey Road, Parsippany, New Jersey 07054. The Board of Directors has determined that each member of the Compensation Committee is “independent” within the meaning of the currently effective rules of NASDAQ.

          Corporate Governance and Nominating Committee. In 2008, the members of the Corporate Governance and Nominating Committee were Ms. Flaherty and Messrs. Johnson and McGovern, with Mr. Johnson serving as Chairman. The Board of Directors determined that each of the members of the Corporate Governance and Nominating Committee is an “independent” director within the meaning of the currently effective rules of NASDAQ. The functions of the Corporate Governance and Nominating Committee included the following:

•	identifying and recommending to the Board of Directors individuals qualified to serve as directors of the Company;

•	recommending to the Board of Directors individual directors to serve on committees of the board;

•	advising the Board of Directors with respect to matters of board composition and procedures;

•	developing and recommending to the Board of Directors a set of corporate governance principles applicable to the Company and overseeing corporate governance matters generally; and

•	overseeing the annual evaluation of the Board of Directors and the Company’s management.

          The Corporate Governance and Nominating Committee has been governed by a written charter. In March 2009, the Board of Directors elected to eliminate the Corporate Governance and Nominating Committee, with those duties to be discharged in the future by all Independent Directors.

          The Independent Directors will consider director candidates recommended by stockholders. In considering any candidate submitted by stockholders, the Independent Directors will take into consideration the needs of the Board of Directors and the qualifications of the candidate. The Independent Directors may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. To have a candidate considered by the Independent Directors, a stockholder must submit the recommendation in writing and must include the following information:

•	the name of the stockholder and evidence of the person’s ownership of Company stock, including the number of shares owned and the length of time of ownership; and

•

the name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company and the person’s consent to be named as a director if selected by the Independent Directors and nominated by the Board of Directors.

          The stockholder recommendation and information described above must be sent to the Corporate Secretary at 90 East Halsey Road, Parsippany, New Jersey 07054, and must be received by the Corporate Secretary not less than 75 nor more than 120 days prior to the anniversary date of the Company’s most recent annual meeting of stockholders.

          Each proposed candidate will be examined and evaluated in accordance with the Board of Directors Minimum Qualifications for Director Candidates and its Policy for the Identification and Evaluation of Director Candidates. The Board of Directors believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board of Directors’ oversight of the business and affairs of the Company and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Independent Directors will examine a candidate’s specific experiences and skills, time availability in light of other commitments, potential conflicts of interest and independence from management and the Company.

          Once a person has been identified by the Independent Directors as a potential candidate, the Board of Directors may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Board of Directors determines that the candidate warrants further consideration, the Chairman or another Independent Director will contact the person. Generally, if the person expresses a willingness to be considered and to serve on the Board of Directors, the Board of Directors requests information from the candidate, reviews the person’s accomplishments and qualifications, including in light of any other candidates that the Board of Directors might be considering, and conducts one or more interviews with the candidate. In certain instances, the Independent Directors may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Independent Directors’ evaluation process described above does not vary based on whether or not a candidate is recommended by a stockholder, although, as stated above, the Board of Directors may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

REPORT OF THE AUDIT COMMITTEE

          In accordance with and to the extent permitted by the rules of the SEC, the information contained in the following Report of the Audit Committee shall not be incorporated by reference into any of the Company’s future filings made under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be “soliciting material” or to be “filed” under the Exchange Act or the Securities Act of 1933, as amended.

          The Audit Committee of the Board of Directors (the “Audit Committee”) is composed of independent directors as required by and in compliance with the applicable listing standards of the NASDAQ.

          The Audit Committee operates under a written charter adopted by the Board of Directors and, in accordance with the written charter, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of our financial reporting processes. Management is responsible for the preparation of the Company’s consolidated financial statements and their assessment of the design and effectiveness of the Company’s internal control over financial reporting. Deloitte & Touche LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements and opining on the effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing their reports thereon. As provided in its charter, the Audit Committee’s responsibilities include monitoring and overseeing these processes.

          The Audit Committee has reviewed and discussed the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 with management and the independent auditors. The Audit Committee has reviewed and discussed with Deloitte & Touche LLP all communications required by standards of the PCAOB, including the matters described in Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications), which include, among other items, matters related to the conduct of the audit of the Company’s financial statements. Deloitte & Touche LLP have provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and the Audit Committee has discussed with Deloitte & Touche LLP their independence from the Company. The Audit Committee has also considered whether the provision of non-audit services by Deloitte & Touche LLP to the Company is compatible with maintaining the auditors’ independence. The Audit Committee has concluded that Deloitte & Touche LLP are independent from the Company and its management and has appointed Deloitte & Touche LLP as the Company’s independent auditing firm for the year ending December 31, 2009.

          Based on the Audit Committee’s discussions with management and the Company’s independent registered public accounting firm, the Audit Committee recommended to the Board of Directors of the Company that the audited consolidated financial statements of the Company for the year ended December 31, 2008, be included in the Company’s Annual Report on Form 10-K, filed with the SEC on March 13, 2009.

THE AUDIT COMMITTEE

John F. McGovern, Chairman
Richard A. Rubin
Henry L. Druker

TRANSACTIONS WITH RELATED PERSONS

2008 Transactions.

          Except as set forth below, during 2008 there were no, and there are no currently proposed transactions, in which we were or are to be a participant, where the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest, which would be required to be disclosed herein pursuant to Item 404(a) of the SEC’s Regulation S-K promulgated by the SEC.

          On November 14, 2008, the Company repurchased 17,150 shares of our Common Stock from the Druker/McCombs Fund LP (the “Fund”) for aggregate proceeds to the Fund of approximately $312,987. Henry L. Druker, a member of our Board of Directors, is deemed to have indirect beneficial ownership of shares held by the Fund because Mr. Druker has joint investment control over the Fund.

Policies And Procedures For Review, Approval, or Ratification.

          In March 2007, our Board of Directors adopted a Related Party Transactions Policy. This policy provides that Interested Transactions with Related Parties, as those defined in the policy, are subject to approval or ratification.

          For purposes of the policy:

•

an “Interested Transaction” is any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which: (i) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year; (ii) we are a participant; and (iii) any Related Party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity).

•

a “Related Party” is any (a) person who is or was (since the beginning of the last fiscal year for which we have filed a Form 10-K and proxy statement, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director, (b) beneficial owner of greater than 5 percent of our common stock, or (c) immediate family members of any of the foregoing. Immediate family members include a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers-and sisters-in-law and anyone not falling into one of the foregoing categories who resides in such person’s home (other than a tenant or employee).

          Under this policy, our Audit Committee (the “Committee”) reviews the material facts relating to all Interested Transactions that require the Committee’s approval and either approves or disapproves of our entry into the Interested Transaction, subject to certain exceptions. If advance Committee approval of an Interested Transaction is not feasible, then the Interested Transaction shall be considered and, if the Committee determines it to be appropriate, ratified at the Committee’s next regularly scheduled meeting. In determining whether to approve or ratify an Interested Transaction, the Committee will take into account, among other factors it deems appropriate, whether the Interested Transaction is on terms no less favorable to us than terms generally available from an unaffiliated third-party under the same or similar circumstances and the extent of the Related Person’s interest in the transaction.

Standing Pre-Approval for Certain Interested Transactions.

          Under the policy, certain transactions are deemed to be pre-approved by the Committee, even if the aggregate amount involved will exceed $120,000. These transactions include:

•	Employment of executive officers;

•	Director compensation;

•	Certain transactions with other companies;

•	Transactions where all shareholders receive proportional benefits; and

•	Transactions involving competitive bids.

EXECUTIVE OFFICERS

          The following table shows the names and ages of our executive officers and/or key employees and the positions held by each individual. A description of the business experience of each for at least the past five years follows the table.

Name	Age	Position

William E. Redmond, Jr.	49	President, Chief Executive Officer and Director
Douglas J. Grierson	44	Vice President and Controller
James Imbriaco	56	Vice President, General Counsel and Secretary
Robert D. Novo	51	Vice President of Human Resources and Environmental Health and Safety
Vincent J. Opalewski	46	Vice President and General Manager— General Chemical
Thomas B. Testa	47	Vice President and Chief Financial Officer

          For information regarding Mr. Redmond, see the “Information Concerning the Directors and Director Nominees” section of this Proxy Statement.

          Douglas J. Grierson, 44, Vice President and Controller since April 2005. Mr. Grierson served as Director of Accounting and Assistant Controller from June 1999 to April 2005. Prior to joining the Company, Mr. Grierson served as the Director of Internal Audit of Quest Diagnostics Incorporated since January 1997.

          James Imbriaco, 56, Vice President, General Counsel and Secretary since July 2005. From May 2004 to June 2005, Mr. Imbriaco held the position of Consulting Corporate Counsel with Bowne & Co., Inc. From October 2000 to August 2003, Mr. Imbriaco held the position of Vice President, General Counsel and Secretary with Agency.com, Ltd. From June 1997 until September 2000, Mr. Imbriaco served as Deputy General Counsel of The Times Mirror Company and General Counsel of the Baltimore Sun Company.

          Robert D. Novo, 51, Vice President of Human Resources and Environmental Health and Safety since August 2004. Mr. Novo served as the Vice President of Human Resources from July 2003 to August 2004. Prior to July 2003, Mr. Novo held various senior level human resource positions with Honeywell International since 1995.

          Vincent J. Opalewski, 44, Vice President and General Manager—General Chemical since September 2006. Prior to that he was General Chemical’s Vice President—Sales and Marketing. Mr. Opalewski joined General Chemical in 1990 and has held a number of positions with increasing responsibility in finance, sales/marketing and general management. From 1999–2005, was the General Manager of the Company’s Sulfur Products business.

          Thomas B. Testa, 47, Vice President and Chief Financial Officer since September 2006. Vice President and General Manager—General Chemical from August 2004 to September 2006. From April 2002 to August 2004, Mr. Testa served as Vice President—Operations for the General Chemical. He previously served as General Manager of the Electronic Chemicals business group from October 1997 to April 2002.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Objectives

          The compensation of all named executive officers (NEOs) and all other executive officers is primarily performance-based. The Compensation Committee believes that variable compensation paid to executive officers should be aligned with the performance of the Company on both a short-term and long-term basis, linked to specific, measurable results intended to create value for stockholders, and that such compensation should assist the Company in attracting and retaining key executives critical to its long-term success. Unless otherwise noted, our references to our executive officers includes NEOs.

          In establishing compensation for executive officers, the following are the Compensation Committee’s objectives:

•	Attract and retain individuals of superior ability and managerial talent;

•	Ensure executive officer compensation is aligned with the Company’s corporate strategies, business objectives and the long-term interests of the Company’s stockholders; and

•

Provide incentives for executive officers to achieve key strategic and financial performance measures by linking incentive award opportunities to the achievement of performance goals in these areas thereby increasing the Company’s stock price and maximizing stockholder value.

          The Company believes compensation should be structured to ensure that a significant portion of compensation opportunity will be variable and directly related to Company performance that directly influences stockholder value. Accordingly, the Company sets goals designed to link each executive officer’s compensation to the Company’s performance. Consistent with our performance-based philosophy, the Company provides a base salary to each of our executive officers as well as a significant incentive based compensation component. For the Company’s executive management team the Company reserves the largest potential compensation awards for performance and incentive-based programs. Those programs include annual cash and long-term equity awards based on the financial performance of the Company, as well as appropriate consideration of the total direct compensation received by executive officers performing similar job functions at companies in a broad-based Comparator Group (as defined below). The Compensation Committee allocates total compensation between cash incentives and equity compensation based on reviewing and considering aggregated survey data from the broad-based Comparator Group, discussed below, while considering the balance between providing short-term incentives and long-term value creation to align the interests of management with the interests of stockholders. The balance between equity and cash compensation among executive officers is evaluated annually using the above criteria.

          To tie compensation to performance, there is no minimum award of compensation required by either the Company’s performance-based short-term cash compensation program or the Company’s long-term equity compensation program, except in the case of the CEO, who is entitled to receive an annual equity grant with a value that is equal to at least 125% of his annual base salary under the terms of his employment agreement.

Determination of Compensation

          In determining the level of compensation provided to our executive officers, the Compensation Committee assesses the Company’s overall performance and our competitiveness relative to the broad-based Comparator Group.

          The Compensation Committee is provided with the primary authority to review and determine the compensation awards available to the Company’s executive officers. Consistent with prior years, an independent compensation consultant was retained by the Compensation Committee to assist it in the determination of the key elements of the Company’s compensation programs. The compensation consultant engaged by the Compensation Committee is an employee of Towers Perrin, an independent, nationally recognized, consulting firm specializing in compensation matters.

          The compensation consultant provided advice to the Compensation Committee with respect to competitive practices and the amounts and nature of compensation paid to executive officers at the companies comprising the broad-based Comparator Group. The compensation consultant also advised on, among other things, structuring the Company’s various compensation programs and determining the appropriate levels of salary, bonus and other awards payable to the Company’s executive officers. Based upon the compensation consultant’s recommendations, the Company’s executive compensation package consists of a fixed base salary and variable cash and stock-based incentive awards, with a significant portion of compensation weighted towards the variable components to ensure that total compensation reflects the overall success of the Company and to motivate executive officers to meet appropriate performance measures, thereby maximizing total return to stockholders.

          To aid the Compensation Committee in making its determination, the CEO reviews the compensation of all executive officers and provides recommendations annually to the Compensation Committee regarding the compensation of such officers. Our CEO reports directly to the Board of Directors. Other than our CEO and Mr. Reichl, our named executive officers report directly to the CEO. Each such named executive officer participates in an annual performance review with the CEO to provide input about the executive officer’s contributions to the Company’s success for the period being assessed. The Compensation Committee then reviews the recommendations of the CEO and the performance of the CEO’s direct reports. The Compensation Committee uses the information provided by the CEO and the performance against objectives to determine base salaries and the appropriate amounts of variable cash and stock-based incentive compensation based on the information and factors discussed above. A similar process is followed for Mr. Reichl who reports directly to VP/GM of General Chemical, Mr. Opalewski. Mr. Opalewski makes a recommendation to the CEO who uses the information provided by him to determine Mr. Reichl’s base salary and appropriate amounts of variable cash and stock based incentive compensation consistent with the information and factors discussed above.

Competitive Compensation and the Broad-Based Comparator Group

          The Company targets base salary and annual incentive targets to fall within a range between the median and the 75th percentile of executive officers with similar compensation elements performing similar job functions at companies in the broad-based Comparator Group of companies that consists of general manufacturing and chemical companies. This approach minimizes the effects of changes to the group due to changes in database participation or mergers/acquisitions; lessens the impact a single entity can have on the overall data; provides more consistent results; and better reflects the market in which the Company competes for executive talent.

          To determine the appropriate level of compensation, the Company’s independent compensation consultant annually reviews compensation surveys of that broad-based Comparator Group. Our annual review indicates that we are providing short-term annual cash and long-term equity compensation that generally falls between the median and 75th percentile of similar compensation elements of total compensation for executive officers at companies in the broad-based Comparator Group performing similar functions as our NEOs. The Company believes the design of base and incentive compensation appropriately provides market compensation to the Company’s executive officers. Overall, our independent compensation consultant determined that our compensation programs, as structured, are at market relative to the broad-based Comparator Group.

          In 2008, our compensation consultant utilized three compensation surveys (2007 Mercer Executive Database, 2007 Towers Perrin Executive Compensation Database and 2007/2008 Watson Wyatt Top Management Compensation Report) to develop our broad-based comparator group. The broad-based comparator group was comprised of all manufacturing and chemical companies, as classified by each of surveys previously noted.

          Our compensation consultant created aggregated pooled data from these surveys and created an analysis that adjusted the compensation numbers for the Comparator Group to reflect the size of our Company so that the Compensation Committee could compare the compensation awarded to our executive officers to the aggregate pooled data reviewed by the Compensation Committee. The compensation consultant’s analysis provided total compensation information based on position and responsibilities. Although the Compensation Committee reviews and considers the aggregated survey data for purposes of developing a baseline understanding of types of compensation, including compensation levels and elements derived from this supplementary pooled data, the Compensation Committee does not see the identity of any of the surveyed companies and the aggregated data was reviewed only to ensure that our compensation levels and elements are consistent with market standards.

          The following link provides a listing of all the companies, including the subset of manufacturing and chemical companies used, that participated in each of the three surveys:

http://www.gentek-global.com/proxy/surveyparticipants.pdf

          The Compensation Committee intends to continue using similar reports from its compensation consultant to assist the Compensation Committee with analyzing the Company’s executive compensation policies and practices.

Base Compensation

          The Company provides its key executives with a base salary that falls between the median and the 75th percentile of the base salaries paid to similarly situated executives at companies in the Comparator Group. In setting base salaries for the Company’s key executives, the Compensation Committee reviewed the compensation consultant’s analyses of the pooled data derived from the compensation surveys using the broad-based Comparator Group as discussed above. While base salaries are not considered by the IRS to constitute performance-based compensation, in addition to market positioning, each year the Company determines base salary increases for direct reports to the CEO based upon their performance as assessed by the CEO and reviewed and approved by the Compensation Committee, and for the CEO, as assessed by the Compensation Committee and approved by the Board of Directors. Effective May 1, 2008, the Company implemented base salary merit increases for certain employees, including some NEOs. Mr. Testa’s base salary increased 2.0% from $309,000 to $315,200; Mr. Novo’s base salary increased 3.0% from $285,000 to $293,600; Mr. Opalewski’s base salary increased 6.5% from $263,000 to $280,000; and Mr. Reichl’s base salary increased 4.3% from $222,000 to $231,500. The percentages increases in each NEO’s salary were determined based upon the Company’s compensation objectives of attracting and retaining the key executives, and the increases were implemented to maintain the salary level for each key executive within the median to 75th percentile of the range of salaries of similarly situated executives of companies within the Comparator Group. Mr. Redmond did not receive a base salary increase in 2008 in lieu of an adjustment to his 2008 bonus target from 75% to 80% of base salary.

Performance-Based Short-Term Incentive Compensation

          Performance Goals

          The Company structures its compensation programs to reward executive officers based on the Company’s performance and the individual executive’s contribution to that performance. This allows executive officers to receive cash bonus compensation in the event certain specified operating measures are achieved. In determining the short term incentive compensation awarded to each executive officer based on performance, the Company evaluates the Company’s and the executive’s performance and contribution in the achievement of performance targets. Performance targets are established at levels that are moderately difficult and require enhanced focus, effort and diligence to achieve.

          The annual short-term incentive program consists of bonuses paid in cash. The general criteria for evaluating the performance of the Company and executive officers includes an internally developed EBITDA metric (50%) and Free Cash Flow metric (50%). These EBITDA and Free Cash Flow metrics, which are not reported in the Company’s audited financial statements, are calculated as follows:

•

EBITDA: Net Income/(loss) is adjusted by adding back: net interest expense, income tax expense, depreciation & amortization, restructuring and impairment charges, (gains)/losses on disposition of long-term assets, (income)/loss from discontinued operations, and certain other items that we believe are likely to be one-time/non-recurring items. It should be noted that the one-time items used to adjust EBITDA for compensation measurement may differ from those used in adjusted EBITDA measurements included in other public disclosures.

•

Free Cash Flow: EBITDA minus: capital expenditures (measured on an accrual basis), increase/(decrease) in operating working capital (measured as accounts receivable plus inventory minus accounts payable), cash tax payments, cash payments for pension and retiree medical, net cash interest and principal payments, cash restructuring payments, and cash paid against environmental liabilities plus certain asset sale proceeds which the Compensation Committee in its discretion deems appropriate.

          Bonus targets in 2008 for all NEOs other than Mr. Redmond and Mr. Reichl were 60% of base salary. Mr. Reichl’s bonus target in 2008 was 50% of base salary. In lieu of his receiving a base salary adjustment and consistent with the Compensation Committee’s philosophy of pay for performance, Mr. Redmond’s 2008 bonus target was increased from 75% to 80% of base salary in 2008. This revised bonus target was supported by market data as supplied by the Company’s compensation consultant.

          With respect to the EBITDA and Free Cash Flow targets, (i) the amounts payable under the Company’s short-term incentive program for executive officers at the corporate level, including all NEOs other than Mr. Opalewski and Mr. Reichl, are based upon the overall Company’s actual performance measured against such targets, and (ii) the amounts payable under the Company’s short-term incentive program for executive officers at the operating company level, including Mr. Opalewski and Mr. Reichl, are generally based upon the specific business’ actual performance measured against such targets. Mr. Opalewski (Vice President and General Manager, General Chemical) and Mr. Reichl (Vice President Sales and Marketing, General Chemical) are the only NEOs whose short-term incentive bonus was based upon the achievement of operating company level targets.

          The following chart sets forth the performance criteria and their relative weights in determining the amounts of actual annual short-term cash incentives. The actual amounts that may be paid at threshold, target and maximum performance are set forth in the Grant of Plan-Based Awards during 2008 table below.

Performance Criteria	Relative Weight	Threshold Performance Level	Maximum Payment Performance Level

EBITDA	50%	75% with 90% achievement of objective	175% with 125% achievement of objective
Free Cash Flow	50%	75% with 90% achievement of objective	175% with 125% achievement of objective

          In 2008, the Company wide EBITDA and Free Cash Flow targets were $85.8 million and $(11.6) million, respectively. In 2008, the EBITDA and Free Cash Flow targets for the Performance Chemicals segment were $74.4 million and $19.8 million, respectively.

          The short-term incentive program is designed to encourage “over achievement” of business objectives. Payout of annual cash bonuses requires a minimum threshold achievement level of 90% of business objectives whereby the payout is 75% of target bonus. Payout accelerates 2.5% for each increment of achievement between 91% and 99.9% of business objectives and then remains linear to 107.5% achievement. Payout accelerates 2% for every increment of over achievement greater than 107.6% to 115% of over achievement of business objectives. At 115.1% over achievement of business objectives, the payout accelerates 3% for every increment of overachievement to a maximum payout of 175% of target bonus. The Compensation Committee may, at its sole discretion, make exceptions to this threshold and grant payments based upon business circumstances. The Compensation Committee determined that the Company’s and the Performance Chemicals segment’s performance against their EBITDA objectives were 101% and 175%, respectively, and their Free Cash Flow objectives were 175% and 175%, respectively.

          The Compensation Committee believes that the performance based short-term incentive compensation awarded by the Company provides incentives necessary to retain executives and reward them for short-term Company performance. The Compensation Committee believes that bonuses paid for 2008 performance is consistent with this philosophy and acknowledges individual efforts, contributions and achievement to the Company’s performance in 2008. The final bonus amounts awarded to each of our NEOs with respect to the 2008 performance year are shown in the Summary Compensation Table.

Discretionary Long-Term Equity Incentive Awards

          As discussed above, the Company believes, based on its performance based approach to compensation, that equity ownership in the Company is important to retain executives and to tie the ultimate level of an executive officer’s compensation to the performance of the Company’s stock and stockholder gains, while creating an incentive for sustained Company growth. To meet these objectives, the Company’s executive officers, along with certain other key executives, are eligible to receive stock option or restricted stock grants under the Company’s Amended and Restated 2003 Management and Directors’ Long Term Incentive Plan (“LTIP”).

          LTIP awards are comprised of stock options and restricted stock, including performance contingent restricted stock. The value of an LTIP award to each key executive is determined and approved by the Compensation Committee based upon several factors, including the key executive’s past performance, performance of the Company, incenting future performance, and market survey data to determine the appropriate annual grant levels in relation to executives performing similar job functions at companies in the broad-based Comparator Group. LTIP awards have historically been determined and awarded in May of each year.

          Stock options and restricted stock, other than performance contingent restricted stock, are subject to a three-year vesting schedule in order to provide an incentive for continued employment and performance. The 2008 awards of performance contingent restricted stock vest, if at all, in three approximately equal tranches upon the achievement by the Company (as determined by the Compensation Committee) of certain pre-determined performance metrics. In 2008, the Compensation Committee determined that the Performance Chemicals Group had achieved performance metrics consisting of EBITDA of $77 and $82 million respectively for the trailing twelve month period, and as a result, the second and third tranches of the 2007 performance contingent restricted stock award for all of the Performance Chemicals Group executives, including Mr. Opalewski and Mr. Reichl, vested. No other NEOs vested in performance contingent restricted stock in 2008.

          Stock options expire ten years from the date of the grant. These restrictions provide a reasonable time frame in which to align the executive officer’s interests with the price appreciation of the Company’s shares. The exercise price of stock options granted under the LTIP is 100% of the closing price of the underlying stock on the date of grant.

          Please refer to the Grant of Plan-Based Awards during 2008 table on page 23 for specific information concerning LTIP awards granted to all NEOs during 2008.

Defined Contribution Plans

          The Company has a Section 401(k) Savings/Retirement Plan (the “401(k) Plan”) to cover eligible employees of the Company and any designated affiliate. During 2008, all of the NEOs participated in the 401(k) Plan. The 401(k) Plan permits eligible employees of the Company to defer up to 30% of their annual compensation, subject to certain limitations imposed by the Internal Revenue Code of 1986, as amended. The employees’ elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) Plan. The Company currently makes matching contributions to the 401(k) Plan in an amount equal to fifty cents for each dollar of a participant’s contributions, up to a maximum of eight percent of the participant’s annual salary and subject to certain other limits. Plan participants are subject to five year ratable vesting in the amounts contributed by the Company.

Defined Benefit Pension Plans

          On April 1, 2004, the Company froze the accumulation of benefits under the General Chemical Corporation Salaried Employee’s Pension Plan (the “GCC Pension Plan”). Messrs. Novo, Opalewski, Reichl and Testa are the only NEOs with accrued benefits under the GCC Pension Plan. The benefits under the GCC Pension Plan are now determined by a participant’s frozen credited years of service and frozen credited compensation. The formula under the GCC Pension Plan for determining benefits at normal retirement age (age 65) is generally the greater of (a) the sum of (i) 1.1% of monthly frozen credited compensation multiplied by frozen credited years of service, and (ii) 0.4% of monthly frozen credited compensation in excess of the social securities earnings limit multiplied by frozen credited years of service, and (b) 2.0% of monthly frozen credited compensation multiplied by frozen credited years of service (not in excess of 25), minus 64% of the primary social security benefit.

Employment Agreements

          None of the executive officers other than Mr. Redmond have employment agreements with the Company.

Employment Agreement with Mr. Redmond

          The Company is party to an employment agreement with Mr. Redmond, its President and Chief Executive Officer. Pursuant to this agreement, dated May 23, 2005 and as amended December 29, 2008, Mr. Redmond serves on an “at-will” basis. Mr. Redmond’s annual base salary is subject to annual review and adjustment by the Compensation Committee. Mr. Redmond is also eligible for an annual bonus, targeted at 80% (changed in 2008) of his base salary with an actual award range of zero to 200%, to be based upon accomplishment of predetermined goals and objectives, as set and agreed upon by the Compensation Committee. Mr. Redmond is also entitled to receive annual grants under the LTIP equal to a value that is 125% of his base salary consisting of grants of restricted shares of the Company’s Common Stock and stock options to purchase shares of the Company’s Common Stock. In addition, the Agreement entitles Mr. Redmond to participate in all other welfare benefit plans maintained by the Company including 401(k), life, medical, dental, disability and other.

          The Agreement provides for certain severance payments and benefits to Mr. Redmond in the event of certain terminations of employment and in the event of certain terminations of employment in connection with a change of control, as fully described below under the section titled “Executive Benefits and Payment Upon Termination.”

Severance and Change of Control Arrangements

          The Company provides NEOs with severance payments upon their termination of employment under certain circumstances, including in connection with a change of control or business sale. Such circumstances are fully described under the section titled “Executive Benefits and Payments Upon Termination”. The Company believes that providing NEOs with severance payments upon certain terminations of employment permits the Company to remain competitive with the companies comprising the Comparator Group, and is therefore essential to its objective of attracting and retaining NEOs of superior ability and managerial talent.

          In May 2008, the Compensation Committee adopted the Executive Severance Plan upon the termination of the Company’s previously adopted Key Employee Retention Plan. Prior to approving the new Executive Severance plan, the Compensation Committee consulted with our compensation consultant and decided to adopt the new plan, the terms of which the Compensation Committee believes are consistent with the prevailing market practice for providing severance benefits to executive officers.

Other Elements of Compensation and Perquisites

          Medical Insurance. The Company provides to each NEO and the NEO’s spouse and children, such health and dental insurance as the Company may from time to time make available to its other employees. In addition to the Company’s medical coverage, Mr. Redmond is also entitled to receive reimbursement of up to $5,000 per calendar year for out of plan expenses.

          Life, Disability and Travel Insurance. The Company provides each executive officer such disability, life and/or business travel and accident insurance as the Company in its sole discretion makes available to its other employees.

          Automobile Allowance and Travel Reimbursement. The Company provides Messrs. Testa Opalewski, and Reichl with an automobile allowance.

Policies with Respect to Equity Compensation Awards

          The Company evaluates the allocation of equity awards to executive officers among stock option grants and restricted stock grants under the Company’s LTIP by reference to the broad-based Comparator Group discussed above. The Company grants all equity incentive awards based on the closing price as of the date of grant or the date immediately preceding the date of grant. The exercise price for stock option grants and similar awards is determined by looking at the quoted closing price on the NASDAQ Stock Market on the date of grant or the date immediately preceding the date of grant. In addition to the annual equity grants described above, the Company may also make grants of equity incentive awards at the discretion of the Compensation Committee or the Board of Directors.

Summary Compensation Table for 2008

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non- Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)

William E. Redmond, Jr. President,	2008	665,000	—	565,338	214,311	730,000	—	8,678	2,183,327
Chief Executive Officer	2007	653,333	—	971,973	217,956	656,000	—	8,380	2,507,642
and Director	2006	620,000	177,400	310,133	181,042	642,600	—	7,999	1,939,174

Thomas B. Testa	2008	313,133	9,000	200,532	64,302	261,000	6,934	21,423	876,324
Vice President and	2007	306,000	11,000	300,807	50,555	229,000	(11,184)	22,661	908,839
Chief Financial Officer	2006	268,534	28,500	97,976	51,855	331,049	10,374	21,091	809,379

Robert D. Novo
Vice President of Human Resources	2008	290,733	12,000	154,578	52,068	243,000	603	9,865	762,847
and Environmental	2007	282,667	8,000	236,210	44,469	225,000	(493)	9,642	805,495
Health And Safety	2006	275,333	15,200	122,883	46,072	214,800	691	9,205	684,184

Vincent J. Opalewski
Vice President and	2008	274,333	26,000	413,462	50,394	294,000	6,208	15,354	1,079,751
General Manager—	2007	258,667	73,000	184,498	32,325	227,000	(11,550)	15,326	779,266
General Chemical	2006	229,424	42,600	39,659	31,212	205,039	9,961	16,913	574,808

Frank Reichl
Vice President Sales	2008	228,333	—	159,162	21,820	200,000	17,615	21,440	648,370
and Marketing—	2007	219,667	16,810	87,059	21,359	143,190	(10,596)	21,415	498,904
General Chemical	2006	215,000	—	31,222	28,847	119,549	18,460	21,156	434,234

(1)

The amounts in this column represent discretionary cash bonuses that were awarded in the sole discretion of the Compensation Committee reflecting the Compensation Committee’s subjective determination of each NEO’s individual effort, contribution and achievement toward the Company’s performance.

(2)

This column represents the dollar amount recognized by the Company for financial statement reporting purposes of the fair value of restricted stock granted in 2008 and prior years under the Company’s Amended and Restated 2003 Management and Directors’ Long Term Incentive Plan in accordance with FAS 123R, assuming no forfeitures. For restricted stock, fair value is calculated using the closing price of Company stock on the date of grant. For additional information, including any information regarding the assumptions made in the valuation of the awards, refer to note 12 of the Company financial statements in the Form 10-K for the fiscal year ended December 31, 2008, as filed with the SEC. The amounts set forth in this column reflect the Company’s accounting expense for these awards and do not correspond to the actual value that may be realized by the named executive officer receiving the award. See the Grants of Plan-Based Awards Table for additional information on awards granted in 2008.

(3)

This column represents the dollar amount recognized by the Company for financial statement reporting purposes of the fair value of stock options granted in 2008 and prior years under the Company’s Amended and Restated 2003 Management and Directors’ Long Term Incentive Plan in accordance with FAS 123R, assuming no forfeitures. For additional information, including information regarding the assumptions used when valuing the stock options, refer to note 12 of the Company financial statements in the Form 10-K for the fiscal year ended December 31, 2008, as filed with the SEC. The amounts set forth in this column reflect the Company’s accounting expense for these awards and do not correspond to the actual value that may be realized by the named executive officer receiving the awards. See the Grants of Plan-Based Awards Table for additional information on stock options granted in 2008.

(4)

This column represents cash awards to the NEO for current year performance under the Company’s Short Term Incentive Plan. Payment of awards earned for current year performance were made in March of the subsequent year under the Company’s Short Term Incentive Plan. In addition, the amounts for Messrs. Testa, Opalewski and Reichl in 2006 include cash incentive awards earned under the Company’s 2003 Management and Directors’ Long Term Incentive Plan of $59,549, $47,639 and $59,549, respectively.

(5)

The amounts in this column represent the aggregate increase (decrease) in the actuarial present value of the pension benefit for each named executive officer entitled to such a benefit. No named executive officer received preferential or above-market earnings on deferred compensation in 2008, 2007 or 2006.

(6)

All Other Compensation for each named executive officer consists of 401(k) matching contributions paid by the Company and Group Term Life Insurance premiums paid by the Company on behalf of each named executive officer. In addition to the foregoing, for Messrs. Testa, Opalewski, and Reichl, the amounts include car allowances in the amount of $13,200, $9,200, and $13,200, respectively.

Grant of Plan-Based Awards During 2008

          The plans under which the awards described in the following table were made include the Company’s Short Term Incentive Plan, pursuant to which the non-equity incentive plan awards were granted, and the GenTek Inc. Amended and Restated 2003 Management and Directors’ Long Term Incentive Plan, pursuant to which the equity incentive plan awards were granted. These plans, including the performance metrics upon which awards were based, are generally described in the Compensation Discussion and Analysis preceding the Summary Compensation Table.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards (#)(2)	All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/SH)	Grant Date Fair Value of Stock and Option Awards ($)

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)

William E. Redmond, Jr.		199,500	532,000	931,000	(5)
	05/19/2008					20,529				609,095
	05/19/2008						12,409			368,175
	05/19/2008							21,088	29.67	203,921

Thomas B. Testa		70,920	189,120	330,960
	05/19/2008					8,359				248,012
	05/19/2008						5,053			149,923
	05/19/2008							8,587	29.67	83,036

Robert D. Novo		66,060	176,160	308,280
	05/19/2008					6,393				189,680
	05/19/2008						3,864			114,645
	05/19/2008							6,567	29.67	63,503

Vincent J. Opalewski		63,000	168,000	294,000
	05/19/2008					7,376				218,846
	05/19/2008						4,459			132,299
	05/19/2008							7,577	29.67	73,270

Frank Reichl		43,406	115,750	202,563
	05/19/2008					2,508				74,412
	05/19/2008						1,516			44,980
	05/19/2008							2,576	29.67	24,910

(1)

These columns show the range of payouts targeted for 2008 performance under the Company’s Short Term Incentive Plan as described in the section titled “Performance-Based Short-Term Incentive Compensation” under the Compensation Discussion and Analysis. The bonuses earned for performance in 2008 and paid in 2009 were made based on the performance metrics described in the Compensation Discussion and Analysis and are shown in the Summary Compensation Table in the column titled “Non-equity Incentive Plan Compensation”.

(2)

Awards of performance contingent restricted stock granted under the Amended and Restated 2003 Management and Director’s Long Term Incentive Plan. The number of shares of performance contingent restricted stock reflected vest upon the attainment of certain predetermined performance metrics.

(3)	Awards of restricted stock granted under the Amended and Restated 2003 Management and Directors’ Long Term Incentive Plan. All awards of restricted stock are subject to a three year vesting schedule.

(4)

Awards of stock options granted under the Amended and Restated 2003 Management and Directors’ Long Term Incentive Plan. All stock options are granted with exercise prices equal to the closing price of a share of Common Stock on the day of the date of grant, are subject to a three year vesting schedule and expire ten years following the date of grant.

(5)

While Mr. Redmond’s employment agreement provides that he may be entitled to an annual cash incentive award of up to 200% of his base salary, the Short Term Incentive Plan provides for annual awards no greater than 140% of base salary. The amounts in this column do not reflect the maximum annual incentive award Mr. Redmond could be entitled to in excess of 140% of his base salary.

Outstanding Equity Awards at December 31, 2008

                    The following table provides information regarding the stock options and stock awards held by the named executive officers as of December 31, 2008, including the unexercised and unvested stock option awards and unvested restricted stock awards. The vesting dates for each grant of stock options and restricted stock are set forth in the footnotes following the table. For additional information regarding the stock options and stock awards set forth in the following table, see the section titled “Discretionary Long-Term Equity Incentive Awards” in the Compensation Discussion and Analysis.

					Stock Awards

					Number of Shares or Units of Stock that Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)

	Option Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date

William E. Redmond, Jr.	58,921		11.08	05/26/2015	30,083	452,749	38,132	573,887
	20,684	10,342	26.92	05/11/2016
	7,989	15,978	35.08	05/24/2017
		21,088	29.67	05/19/2018

Thomas B. Testa	10,332		11.03	03/19/2014	10,669	160,568	12,665	190,608
	13,533		12.11	08/16/2015
	3,848	1,925	26.92	05/11/2016
	1,954	3,908	35.08	05/24/2017
		8,587	29.67	05/19/2018

Robert D. Novo	4,305		12.11	08/16/2015	8,562	128,858	9,888	148,814
	1,800	1,801	26.92	05/11/2016
	1,586	3,172	35.08	05/24/2017
		6,567	29.67	05/19/2018

Vincent J. Opalewski	8,816		11.03	03/19/2014	7,423	111,716	7,376	111,009
	7,076		12.11	08/16/2015
	2,184	1,093	26.92	05/11/2016
	1,454	2,909	35.08	05/24/2017
		7,577	29.67	05/19/2018

Frank Reichl	5,510		11.03	03/19/2014	2,996	45,090	2,508	37,745
	4,025		12.11	08/16/2015
	1,597	799	26.92	05/11/2016
	702	1,404	35.08	05/24/2017
		2,576	29.67	05/19/2018

(1)

All stock options vest 33.33% on each of the first three anniversaries of the grant date, respectively, and expire on the date shown in the Option Expiration Date column. The remaining vesting dates for unvested options held by each named executive officer are as follows:

	•	Mr. Redmond: 10,342 vest on May 11, 2009; 7,989 vest on each of May 24, 2009 and May 24, 2010; 7,029 vest on each of May 19, 2009 and May 19, 2010; and 7,030 vest on May 19, 2011.

	•	Mr. Testa: 1,925 vest on May 11, 2009; 1,954 vest on each of May 24, 2009 and May 24, 2010; 2,862 vest on each of May 19, 2009 and May 19, 2010; and 2,863 vest on May 19, 2011.

	•	Mr. Novo: 1,801 vest on May 11, 2009; 1,586 vest on each of May 24, 2009 and May 24, 2010; and 2,189 vest on each of May 19, 2009, May 19, 2010 and May 19, 2011.

	•	Mr. Opalewski: 1,093 vest on May 11, 2009; 1,454 vest on May 24, 2009; 1,455 vest on May 24, 2010; 2,525 vest on May 19, 2009; and 2,526 vest on each of May 19, 2010 and May 19, 2011.

	•	Mr Reichl: 799 vest on May 11, 2009; 702 vest on each of May 24, 2009 and May 24, 2010; 858 vest on May 19, 2009; and 859 vest on each of May 19, 2010 and May 19, 2011.

(2)

All stock awards vest 33%, 33% and 34% on each of the first three anniversaries of the grant date, respectively. The remaining vesting dates for unvested shares held by each named executive officer are as follows:

	•	Mr. Redmond: 7,033 vest on June 12, 2009; 5,241 vest on May 24, 2009; 5,400 vest on May 24, 2010; 4,094 vest on May 19, 2009; 4,095 vest on May 19, 2010; and 4,220 vest on May 19, 2011.

•

Mr. Testa: 1,309 vest on June 12, 2009; 1,704 vest on September 8, 2009; 1,282 vest on May 24, 2009; 1,321 vest on May 24, 2010; 1,667 vest on each of May 19, 2009 and May 19, 2010; and 1,719 vest on May 19, 2011.

	•	Mr. Novo: 2,585 vest on June 12, 2009; 1,040 vest on May 24, 2009; 1,073 vest on May 24, 2010; 1,275 vest on each of May 19, 2009 and May 19, 2010; and 1,314 vest on May 19, 2011.

•

Mr. Opalewski: 284 vest on September 8, 2009; 743 vest on September 12, 2009; 954 vest on May 24, 2009; 983 vest on May 24, 2010; 1,417 vest on each of May 19, 2009 and May 19, 2010; and 1,517 vest on May 19, 2011.

	•	Mr. Reichl: 544 vest on June 12, 2009; 461 vest on May 24, 2009; 475 vest on May 24, 2010; 500 vest on each of May 19, 2009 and May 19, 2010; and 516 vest on May 19, 2011.

(3)	The market value of the stock awards is based on the closing market price of a share of Common Stock as of December 31, 2008, which was $15.05.

(4)

Performance contingent restricted stock awards vest 33%, 33% and 34% upon attainment of each of three predetermined performance metrics. In the event that the applicable predetermined performance metric is not attained within four years from the grant date, the applicable portion of the award is forfeited.

Option Exercises and Stock Vested for 2008

                    The following table provides information for the named executive officers regarding the stock options each named executive officer exercised and the value realized, if any, and the number of shares of Common Stock each named executive officer acquired upon vesting of restricted stock awards and the value realized during 2008.

	Option Awards
			Stock Awards
Name	Number of Securities Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
			Number of Shares Acquired On Vesting (#)	Values Realized On Vesting ($)(2)

William E. Redmond, Jr.	0	0	18,971	554,831
Thomas B. Testa	0	0	5,355	154,267
Robert D. Novo	0	0	4,646	135,937
Vincent J. Opalewski	0	0	5,734	163,634
Frank Reichl	0	0	3,045	91,284

(1)	No NEOs exercised options in 2008.

(2)	Value realized upon the vesting of a share of stock was equal to the market value of a share of Common Stock on the vesting date.

Pension Benefits as of December 31, 2008

                    The following table quantifies the benefits expected to be paid from the General Chemical Corporation Salaried Employees Pension Plan (the “Pension Plan”), a frozen defined benefit pension plan maintained by a subsidiary of the Company, to certain named executive officers.

                    The frozen Pension Plan is a defined benefit plan that generally benefits full-time, salaried employees of the Company and its subsidiaries. A participating employee’s annual retirement benefit is determined by the employee’s frozen credited service under the Pension Plan and frozen average annual earnings. Annual earnings include principally salary, overtime and short-term incentive compensation. Notwithstanding the freezing of the benefits, the Pension Plan provides that a participating employee’s right to receive benefits becomes fully vested after five years of service. Under the Pension Plan, benefits are adjusted by a portion of the social security benefits received by participants. Benefits under the Pension Plan were frozen for all participants, effective April 1, 2004, and no employees were allowed to begin participating in the Pension Plan after such date. The Pension Plan, and the benefits payable to the named executive officers identified below, are described in the section of the Compensation Discussion and Analysis titled “Defined Benefit Pension Plans.”

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)

Thomas B. Testa	General Chemical Corporation Salaried Employees Pension Plan	13	186,549	—
Robert D. Novo	General Chemical Corporation Salaried Employees Pension Plan	1	12,805	—
Vincent J. Opalewski	General Chemical Corporation Salaried Employees Pension Plan	13	177,858	—
Frank Reichl	General Chemical Corporation Salaried Employees Pension Plan	17	346,517	—

(1)	Years of credited services as well as credited compensation were frozen as of April 1, 2004.

(2)

This column represents the actuarial present value of accumulated benefits under the plan, computed as for the latest annual audited financial statements of the Company. The actuarial present value was calculated in accordance with the method and with the same assumptions outlined in footnote 7 to the Company’s financial statements.

Executive Benefits and Payments Upon Termination

                    All NEOs including Mr. Redmond are participants in the Company’s Executive Severance Plan which provides payments upon termination of employment. These amounts may increase if the termination is connected with a change of control of the Company or in connection with the sale of certain Company assets. In addition, the Company’s Executive Severance Plan provides that our NEOs may be entitled to receive gross-ups from the Company for any excise taxes imposed, pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended, on certain payments and benefits that the NEOs receive, unless the value of all such payments and benefits exceeds the Section 280G safe harbor by more than 10%, in which event payments are reduced to avoid excise taxation. All NEOs participate in the LTIP, which provides for accelerated vesting of stock options and restricted stock awards upon a change of control of the Company. Except as described below, none of the NEOs have entered into any other plans, arrangements or agreements with the Company providing for payments upon termination of employment, change of control of the Company, or a business sale of Company assets, other than payments generally available to all salaried employees that do not discriminate in scope, terms or operation in favor of the executive officers of the Company. For each of our NEOs, the receipt of payments and benefits under the Executive Severance plan is subject to the execution and delivery to the Company of a general release of claims and a non-competition, non-solicitation, non-disparagement, and clawback agreement.

Termination of Employment Not in Connection with a Change of Control or, Certain Cases, a Business Sale

•	Mr. Redmond

          If the employment of Mr. Redmond is terminated by the Company without cause or is terminated by Mr. Redmond for good reason (as such terms are defined in Mr. Redmond’s employment agreement), and such termination is not connected with a change of control of the Company or the disposition of either the valve actuation systems or the performance chemicals business (referred to as a “Business Sale”), Mr. Redmond is entitled to receive: (i) a lump-sum payment equal to two times his annual base salary as of the date of termination, subject to his execution of a general release of claims, (ii) two years of continued coverage under the Company’s group life, medical and dental insurance plans and programs (excluding disability) which he participated immediately prior to his date of termination; and (iii) two years of continued membership in the Company’s executive medical allowance program.

•	Mr. Novo

          If the employment of Mr. Novo is terminated by the Company without cause and such termination is not connected with a change of control of the Company, or is terminated by Mr. Novo for good reason (as such terms are defined in Mr. Novo’s letter agreement dated December 31, 2008), Mr. Novo is entitled to receive: (i) a lump-sum payment equal to 1.5 times his annual base salary as of the date of termination, subject to his execution of a general release of claims; and (ii) 1.5 years of continued coverage under the Company’s group life, medical and dental insurance plans and programs (excluding disability) in which he participated immediately prior to his date of termination.

•	Messrs. Testa and Opalewski

          Pursuant to the Executive Severance Plan if the employment of Mr. Testa or Mr. Opalewski is terminated by the Company for any reason other than cause and such termination is not connected with a change of control of the Company or a corporate transaction that results in the performance chemicals business representing substantially all of the Company’s business after the corporate transaction, he is entitled to receive a lump-sum cash payment equal to his annual base salary as of the date of termination. In addition, Mr. Testa and Mr. Opalewski will continue to be covered under the Company’s group life, medical and dental insurance plans and programs (excluding disability) for a period of twelve months.

•	Mr. Reichl

          Pursuant to the Executive Severance Plan if the employment of Mr. Reichl is terminated by the Company for any reason other than cause and such termination is not connected with a change of control of the Company he is entitled to receive a lump-sum cash payment of one week of pay for each full year of service with the Company up to a maximum of 26 weeks of pay (severance period). In addition, Mr. Reichl will continue to be covered under the Company’s group life, medical and dental insurance plans and programs (excluding disability) for a period of weeks equal to his severance period.

•	LTIP

          In the event of the death or disability of a participant in the LTIP (as such term is defined in the LTIP), all outstanding stock options and restricted stock awards under the LTIP will automatically become fully vested.

Change of Control

•	LTIP

          In the event of a change of control of the Company (as such term is defined in the LTIP), all outstanding stock options and restricted stock awards under the LTIP will automatically become fully vested.

•	Mr. Redmond

          In the event that the Company terminates the employment of Mr. Redmond without cause or Mr. Redmond terminates his employment for good reason within sixty days prior to or twelve months following a change of control of the Company (as such terms are defined in the Mr. Redmond’s employment agreement), then Mr. Redmond is entitled to receive the following payments and benefits (collectively, the

“Change of Control Benefits”) subject to his execution of a general release of claims: (i) a severance payment equal to three times his annual base salary as of the date of termination; (ii) his target annual cash bonus with respect to the year in which the termination occurs (except in the event of a resignation for good reason); (iii) accelerated vesting of any outstanding restricted stock awards under the LTIP; (iv) three years of continued coverage under the Company’s life, medical and dental insurance plans and programs (excluding disability) in which he participated immediately prior to his date of termination; and (v) three years of continued membership in the Company’s executive medical allowance program. Mr. Redmond is subject to non-competition and non-solicitation covenants for two years following his termination of employment for any reason.

•	Mr. Reichl

          In the event that the Company terminates the employment of Mr. Reichl within sixty days prior to or twelve months following a change of control of the Company (as such terms are defined in the Executive Severance Plan), then he is entitled to receive the following payments and benefits: (i) a severance payment equal to six months of his annual base salary as of the date of termination; (ii) his target annual cash bonus with respect to the year in which the termination occurs; and (iii) six months of continued coverage under the Company’s group life, medical and dental insurance plans (excluding disability) in which he participated immediately prior to his date of termination.

•	All Other NEOs

          In the event that the Company terminates the employment of an NEO within sixty days prior to or twelve months following a change of control of the Company (as such terms are defined in the Executive Severance Plan), then the NEO is entitled to receive the following payments and benefits: (i) a severance payment equal to two times his annual base salary as of the date of termination, (ii) his target annual cash bonus with respect to the year in which the termination occurs; and (iii) two years of continued coverage under the Company’s group life, medical and dental insurance plans (excluding disability) in which he participated immediately prior to his date of termination. For Messrs. Testa and Opalewski, a change of control also includes a corporate transaction that results in the performance chemicals business representing substantially all of the Company’s business after the corporate transaction.

Business Sale

•	LTIP

          In the event that the Company terminates the employment of an NEO, except Mr. Reichl, without cause at the time of or following a Business Sale, all stock options and restricted stock awards held by such NEO and outstanding immediately prior to termination of employment will become fully vested.

•	Mr. Redmond

          In the event that the Company terminates the employment of Mr. Redmond without cause at the time of or following a Business Sale, then Mr. Redmond is entitled to receive the Change of Control Benefits (less the target annual cash bonus severance amount), and full and immediate vesting of all outstanding equity awards held by Mr. Redmond to the extent outstanding immediately prior to the date of termination.

Potential Payments Upon Termination of Employment, Change of Control of the Company, or a Business Sale of Company Assets

          The following table provides the potential payments that each NEO would be entitled to receive upon certain terminations of employment and upon certain terminations of employment in connection with a change of control of the Company or a business sale of Company assets, assuming that (i) such termination occurred on December 31, 2008, and (ii) the price per share of Company common stock subject to the equity awards equals $15.05, the closing market price on December 31, 2008.

Name	Description	Voluntary	Involuntary for Cause	Involuntary Without Cause Unrelated to a Change of Control or Business Sale ($)	Voluntary for Good Reason ($)	Involuntary Without Cause Related to a Change of Control ($)(4)		Involuntary Without Cause Related to a Business Sale ($)(6)

William E. Redmond, Jr.	Severance Cost	—	—	1,330,000	1,330,000	2,527,000	(5)	1,995,000
	Value of Benefits Continuation(1)	—	—	35,467	35,467	53,201		53,201
	Stock Options Accelerated Vesting(2)	—	—	—	—	—		—
	Restricted Stock Accelerated Vesting(3)	—	—	—	—	1,025,636		1,025,636

Thomas B. Testa	Severance Cost	—	—	315,200	—	819,520		819,520
	Value of Benefits Continuation(1)	—	—	11,504	—	23,007		23,007
	Stock Options Accelerated Vesting(2)	—	—	—	—	—		—
	Restricted Stock Accelerated Vesting(3)	—	—	—	—	351,177		351,177

Robert D. Novo	Severance Cost	—	—	440,400	440,400	763,360		440,400
	Value of Benefits Continuation(1)	—	—	17,141	17,141	22,855		17,141
	Stock Options Accelerated Vesting(2)	—	—	—	—	—		—
	Restricted Stock Accelerated Vesting(3)	—	—	—	—	277,673		277,673

Vincent J. Opalewski	Severance Cost	—	—	280,000	—	728,000		728,000
	Value of Benefits Continuation(1)	—	—	11,380	—	22,760		22,760
	Stock Options Accelerated Vesting(2)	—	—	—	—	—		—
	Restricted Stock Accelerated Vesting(3)	—	—	—	—	222,725		222,725

Frank Reichl	Severance Cost	—	—	93,490	—	231,500		93,490
	Value of Benefits Continuation(1)	—	—	4,527	—	5,605		4,527
	Stock Options Accelerated Vesting(2)	—	—	—	—	—		—
	Restricted Stock Accelerated Vesting(3)	—	—	—	—	82,835		—

(1)

All amounts represent the value of benefits continuation based on the individual’s current coverage and the current cost to the Company. Additionally, Mr. Redmond’s amount also includes $5,000 per year for coverage of out of plan medical expenses, representing the maximum amount that he would be entitled to pursuant to the terms of his employment agreement.

(2)

Represents the intrinsic value of the unvested stock options calculated by taking the aggregate fair market value, as of December 31, 2008, of the common stock subject to stock options with accelerated vesting, and subtracting the aggregate exercise price of such stock options. Based upon this calculation, the unvested stock options have no value as of December 31, 2008.

(3)

Represents the intrinsic value of the unvested restricted stock awards calculated by taking the aggregate fair market value of the restricted stock awards subject to accelerated vesting as of December 31, 2008.

(4)	We do not believe that the NEOs would have been entitled to a tax gross-up for excise taxes if a change of control occurred on December 31, 2008.

(5)

As previously noted, Mr. Redmond also has the ability to resign for good reason in connection with a change of control as provided in his employment agreement. In the event of such good reason resignation, the severance amount would equal $1,995,000, as it excludes an amount equal to his target annual bonus.

(6)

For Messrs. Testa and Opalewski, a “Business Sale” for purposes of cash severance and benefit continuation means a corporate transaction that results in the performance chemicals business representing substantially all of the Company’s business after the corporate transaction.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

          In accordance with and to the extent permitted by the rules of the SEC, the information contained in the following Report of the Compensation Committee shall not be incorporated by reference into any of the Company’s future filings made under the SEC and shall not be deemed to be “soliciting material” or to be “filed” under the Exchange Act or the Securities Act of 1933, as amended.

          The Compensation Committee has reviewed and discussed the Company’s 2008 Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and included in this Proxy Statement with management. Based on this review and discussion, the Compensation Committee has approved the 2008 Compensation Discussion and Analysis for inclusion in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and this Proxy Statement. This report is provided by the following independent directors, who comprise the Compensation Committee:

Kathleen R. Flaherty, Chairperson
Henry L. Druker

Compensation Committee Interlocks and Insider Participation

          During 2008, the members of the Compensation Committee were Ms. Flaherty and Mr. Druker. Neither Ms. Flaherty or Mr. Druker is an officer (or former officer) or employee of the Company or any of its subsidiaries. Except as disclosed in the Section entitled Transactions with Related Persons, none of the members of the Compensation Committee entered into (or agreed to enter into) any transaction or series of transactions with the Company or any of its subsidiaries in which the amount involved exceeds $120,000.

          None of the Company’s executive officers served on the Compensation Committee (or another committee of the Board of Directors with similar functions) of any entity where one of that entity’s executive officers served on the Company’s Compensation Committee. None of the Company’s executive officers was a director of another entity where one of that entity’s executive officers served on the Company’s Compensation Committee. None of the Company’s executive officers served on the Compensation Committee (or another committee of the Board of Directors with similar functions) of another entity where one of that entity’s executive officers served as a director on the Board.

PERFORMANCE GRAPH

          In accordance with the rules of the SEC, this section entitled “Performance Graph” shall not be incorporated by reference into any of our future filings under the Securities Act or the Exchange Act, and shall not be deemed to be soliciting material or to be filed under the Securities Act or the Exchange Act.

          The following graph illustrates the cumulative total stockholder return that would have been realized (assuming reinvestment of dividends) by an investor who invested $100 on December 31, 2003 in each of: (i) GenTek Inc. Common Stock, (ii) the Russell 2000 Index, (iii) the Standard & Poor’s MidCap Auto Components Index, and (iv) the Standard & Poor’s SmallCap Chemicals Index.

GenTek Indexed Performance

	12/31/2003	12/31/2004	12/31/2005	12/31/2006	12/31/2007	12/31/2008

GenTek (GETI)	100.00	147.44	160.39	310.29	262.56	135.00
Russell 2000 Index	100.00	118.33	123.72	146.44	144.15	95.44
S&P MidCap Auto Components Index	100.00	102.99	86.64	82.95	98.02	36.55
S&P SmallCap Chemicals Index	100.00	126.00	101.66	126.80	119.71	69.00

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

          The following table provides, as of March 16, 2009, information regarding the beneficial ownership of our Common Stock by (a) each of our named executive officers, directors and nominees to become a director, (b) our directors and executive officers as a group, and (c) each person known by us to be the beneficial owner of more than 5% of our Common Stock.

          For purposes of this Proxy Statement a “beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares:

          (i) voting power, which includes the power to vote, or to direct the voting of, shares of our Common Stock; and/or

          (ii) investment power, which includes the power to dispose, or to direct the disposition of, shares of our Common Stock.

          A person is also deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security at any time within 60 days.

	Amount and Nature of Beneficial Ownership(1)

Name of Beneficial Owner	Number of Shares		Percentage of Class(2)

Beneficial Owners of 5% or More of Our Outstanding Common Stock
Abrams Capital, LLC	2,339,584	(3)	21.99%
Chesapeake Partners Management Co., Inc.	1,007,839	(4)	9.94%
Hawkeye Capital Management, LLC	903,449	(5)	8.91%
The Goldman Sachs Group, Inc.	666,426	(6)	6.58%
Brenner West Capital Advisors, LLC	544,819	(7)	5.38%
PilotRock Investment Partners GP, LLC	509,993	(8)	5.03%

Directors and Executive Officers
Henry L. Druker	28,244	(9)	*
Kathleen R. Flaherty	9,759		*
John G. Johnson, Jr.	13,280		*
John F. McGovern	15,174		*
Robert D. Novo	54,333	(10)	*
Vincent Opalewski	45,524	(11)	*
William E. Redmond, Jr.	220,439	(12)	2.15%
Frank Reichl	20,768	(13)	*
Richard A. Rubin	903,449	(5)	8.91%
Thomas B. Testa	63,539	(14)	*
All directors and executive officers as a group (12 individuals)	1,433,474		13.87%

*          Amount represents less than 1% of our outstanding Common Stock.

Footnotes to Security Ownership Table

(1)	Unless otherwise indicated, the business address for each person or entity listed is 90 East Halsey Road, Parsippany, New Jersey 07054.

(2)

Percentage beneficial ownership of our Common Stock is based on 10,135,189 shares of Common Stock issued and outstanding as of March 16, 2009, and in the case of an individual or entity that has the right to acquire beneficial ownership of shares of Common Stock as of March 16, 2009, the percentage beneficial ownership for such individual or entity is based on 10,135,189 shares of Common Stock as increased to reflect the acquisition of such shares of Common Stock.

(3)

Based solely on the amended Schedule 13D filed with the SEC on February 19, 2009 and Form 4 filed subsequently with the SEC on February 23, 2009. Shares reported herein for Abrams Capital, LLC represent (i) 1,433,185 shares of Common Stock and an aggregate of 368,151 shares issuable upon the exercise of Tranche C Warrants beneficially owned by Abrams Capital Partners II, L.P. (“ACP II”); (ii) an aggregate of 283,813 shares of Common Stock and an aggregate of 93,462 shares issuable upon the exercise of Tranche C Warrants beneficially owned by certain private investment funds of which Abrams Capital, LLC is the general partner; and (iii) 118,900 shares of Common Stock and an aggregate of 42,073 shares issuable upon the exercise of Tranche C Warrants beneficially owned by certain private investment funds of which Pamet Capital Management, L.P. (“Pamet LP”) is investment manager and, in some cases, of which Abrams Capital, LLC is the general partner. Abrams Capital, LLC is the general partner of ACP II. Pamet Capital Management, LLC (“Pamet LLC”) is the general partner of Pamet LP. David Abrams is the managing member of Abrams Capital, LLC and Pamet LLC. The Tranche C Warrants are exercisable for a number of shares equal to the product of the face number of such warrant times 3.2275. Each of the Reporting Persons disclaims beneficial ownership of the shares reported herein except to the extent of its or his pecuniary interest therein. The principal offices of each of Abrams Capital Partners II, L.P., Abrams Capital, LLC, Pamet Capital Management, L.P., Pamet Capital Management, LLC, and David Abrams are located at 222 Berkeley Street, 22nd Floor, Boston, Massachusetts 02116.

(4)

Based solely on the Schedule 13G/A filed with the SEC on February 14, 2008. Shares reported herein for Chesapeake Partners Management Co., Inc. (“CPMC”) represent (i) 537,120 shares of Common Stock held for the account of Chesapeake Partners Limited Partnership (“CPLP”) and (ii) 470,719 shares of Common Stock held for the account of Chesapeake Partners Master Fund Ltd. (“CPMF”). CPMC serves as investment manager to each of CPLP and CPMF. CPMC also serves as the General Partner of CPLP. Mr. Lerner and Ms. Lerner are officers of CPMC. In such capacities, each of CPMC, Mr. Lerner and Ms. Lerner may be deemed to have voting and dispositive power over an aggregate of 1,007,839 shares of Common Stock held by CPLP and CPMF. The principal offices of CPMC, Mr. Lerner and Mrs. Lerner are located at 2800 Quarry Lake Drive, Suite 300, Baltimore, Maryland 21209.

(5)

Based solely on the Schedule 13G/A filed with the SEC on May 11, 2007. Shares reported herein for Hawkeye Capital Management, LLC (“Hawkeye”) represent 903,449 shares of Common Stock for which Richard A. Rubin, Hawkeye and Hawkeye Capital Master (“HCM”) may be deemed to be the beneficial owners. Hawkeye is the investment manager for HMC, and Mr. Rubin is the managing member of Hawkeye. In that capacity, Mr. Rubin directs its operations and has sole voting and dispositive power with respect to the shares. Mr. Rubin is also a director of the Company. In that capacity, he receives equity compensation from the Company. As of December 31, 2008, Mr. Rubin had been granted 7,090 shares of restricted Common Stock as partial compensation for his service as a director of the Company. Mr. Rubin disclaims direct beneficial ownership of the shares of Common Stock held by Hawkeye and HCM, except to the extent of his pecuniary interest therein. The principal offices of each of Mr. Rubin, Hawkeye and HCM are located at 800 Third Avenue, 10th Floor, New York, NY 10022.

(6)

Based solely on the Schedule 13G filed with the SEC on February 5, 2009. Shares reported herein for The Goldman Sachs Group, Inc. (GS Group) represent 666,426 shares of Common Stock of which GS Group and Goldman, Sachs & Co. (Goldman Sachs) share voting and dispositive power. The principal business address for GS Group and Goldman Sachs is 85 Broad Street, New York, NY 10004.

(7)

Based solely on the Schedule 13G filed with the SEC on February 17, 2009. Shares reported herein for Brenner West Capital Advisors, LLC (Brenner West) represent 544,819 shares of Common Stock of which Brenner West shares voting and dispositive power. The principal business address for Brenner West is 110 East 42nd Street, Suite 1419, New York, NY 10017.

(8)

Based solely on the Schedule 13G/A filed with the SEC on February 10, 2009. Shares reported herein for PilotRock Investment Partners GP, LLC represent 509,993 shares of Common Stock of which Thomas D. O’Malley, Jr. and PilotRock Investment Partners GP, LLC share voting and dispositive power. The principal offices of PilotRock Investment Partners GP, LLC and Thomas D. O’Malley, Jr. are located at 1700 East Putnam Avenue, Old Greenwich, Connecticut 06870.

(9)

Shares reported herein for Henry Druker include (i) 17,154 shares of Common Stock held by The Druker/McCombs Fund (“DMF”), for which, as of March 16, 2009, DMF, Mr. Druker, and Druker Capital, LLC (“Druker Capital”) may be deemed to beneficially own, and (ii) 11,090 shares of restricted Common Stock issued to Mr. Druker as partial compensation for his services as a director of the Company. Druker Capital is investment manager of DMF and Mr. Druker is the sole member of Druker Capital. In that capacity, Mr. Druker directs DMF’s operations and has sole voting and dispositive power with respect to the shares held by DMF. Mr. Druker is also a director of the Company. In that capacity, he receives equity compensation from the Company. As of December 31, 2008, Mr. Druker had been granted 11,090 shares of restricted Common Stock as partial compensation for his service as a director of the Company. Mr. Druker disclaims direct beneficial ownership of the shares of Common Stock held by the DMF and Druker Capital, except to the extent of his pecuniary interest therein. The principal offices of each of Mr. Druker, DMF and Druker Capital are located at 320 Park Avenue, 10th Floor, New York, NY 10022.

(10)	Includes outstanding options to purchase 9,492 shares of Common Stock, which are exercisable within 60 days of March 16, 2009.

(11)	Includes outstanding options to purchase 20,623 shares of Common Stock, which are exercisable within 60 days of March 16, 2009.

(12)	Includes outstanding options to purchase 97,963 shares of Common Stock, which are exercisable within 60 days of March 16, 2009.

(13)	Includes outstanding options to purchase 12,633 shares of Common Stock, which are exercisable within 60 days of March 16, 2009.

(14)	Includes outstanding options to purchase 31,592 shares of Common Stock, which are exercisable within 60 days of March 16, 2009.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT
AUDITORS PROPOSED INDEPENDENT AUDITOR

          The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP (“Deloitte & Touche”) to be our independent auditors for the fiscal year ending December 31, 2009. Although ratification by stockholders is not required by law, the Board has determined that it is desirable to request approval of this selection by the stockholders in order to give the stockholders a voice in the designation of auditors. Notwithstanding the ratification of Deloitte & Touche by the stockholders, the Audit Committee, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders.

          If the stockholders do not ratify the appointment of Deloitte & Touche as the Company’s independent registered public accounting firm, the Audit Committee will consider the selection of another independent registered public accounting firm for 2010 and future years. A representative of Deloitte & Touche will be present at the Annual Meeting and will be available to respond to appropriate questions from stockholders and to make a statement if he or she desires to do so.

Recommendation of the Board of Directors

          The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as independent auditors for the Company for the year ended December 31, 2009.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

          Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, the “Deloitte Entities”) have audited our annual financial statements for the years ended December 31, 2008 and 2007. Upon the recommendation of the Audit Committee of the Board of Directors, the Board of Directors appointed Deloitte & Touche as the Company’s independent auditing firm for the current fiscal year. Set forth below is the total amount billed to us by Deloitte Entities for services performed in 2008 and 2007 and a break down of these amounts by the category of service.

          Audit Fees. Audit fees are fees billed for the audit of our annual consolidated financial statements and for the reviews of our quarterly financial statements submitted on Form 10-Q. Additionally, audit fees include statutory audits, consents and other services related to SEC matters. The aggregate fees billed by the Deloitte Entities for audit services for the years ended December 31, 2008 and 2007 were $1,438,000 and $1,520,000, respectively.

          Audit Related Fees. Audit-related fees principally included fees for employee benefit plan audits totaled $57,000 and $114,000 for the years ended December 31, 2008 and 2007, respectively.

          Tax Fees. Tax fees for the years ended December 31, 2008 and 2007 related to services for tax compliance and tax planning and advice totaled $221,000 and $226,000, respectively.

          All Other Fees. There were no other fees paid to the Deloitte Entities for the years ended December 31, 2008 and 2007.

          The Audit Committee has considered all services provided by the independent auditors to us and concluded this involvement is compatible with maintaining the auditors’ independence. The Audit Committee’s charter also provides that the Audit Committee must ensure that the chief executive officer, controller, chief financial officer, chief accounting officer or other person serving in an equivalent position of the Company was not, within three years prior to the initiation of the audit, an employee of the independent public accountants who participated in any capacity in the Company’s audit.

          The Audit Committee is responsible for appointing the Company’s independent auditor and approving the terms of the independent auditor’s services. The Audit Committee has established a policy for the pre-approval of all audit and permissible non-audit services to be provided by the independent auditor. Management submits a description of the types of services expected to be rendered during the year for each of the four categories of services described above to the Audit Committee for pre-approval, together with budgeted fees for each of the three non-audit services categories. The Audit Committee pre-approves these services and, as applicable, the budgeted fees by category of service. The Audit Committee receives periodic reports from management and the independent auditor on actual fees versus the budget by category of service. The Audit Committee provided its prior approval to all non-audit related services reflected above.

          During the year, circumstances may arise when it may become necessary to engage our independent auditor for additional services not contemplated in the pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging our independent registered public accounting firm. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee. The Chairman will update the full Audit Committee at the next regularly scheduled meeting for any interim approvals granted.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

          Section 16 of the Securities Exchange Act of 1934, as amended, requires directors and executive officers and persons, if any, owning more than ten percent of a class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our equity and equity derivative securities. We assist our directors and officers in monitoring transactions and filing the appropriate Section 16 reports on their behalf.

          Based solely upon a review of the copies of such reports and written representations from reporting persons, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent stockholders were complied with on a timely basis for the year ended December 31, 2008, except as follows. Due to inadvertent administrative error by the Company, the sale of 17,150 shares of our Common Stock indirectly held by Mr. Druker through Druker/McCombs Fund LP on November 14, 2008 was not timely reported. This transaction has since been reported.

Stockholder Proposals and Nominations

          Proposals received from stockholders are given careful consideration by the Company in accordance with Rule 14a-8 under the Exchange Act and the Company’s Bylaws. Only those stockholder proposals that comply with the requirements of Rule 14a-8 promulgated under the Exchange Act will be included in the Company’s Proxy Statement for the 2010 annual meeting of the stockholders. In order for a stockholder proposal submitted under Rule 14a-8 to be considered “timely” such proposal must be received by the Company not later than December 1, 2009. Written notice of stockholder proposals submitted outside the process of Rule 14a-8 for consideration at the 2010 annual meeting of the stockholders (but not included in the Company’s Proxy Statement) must be received by the Company no earlier than January 14, 2009 and no later than February 28, 2010 in order to be considered timely, subject to additional provisions of the Company’s Bylaws. For additional requirements, a stockholder may refer to our Bylaws, a copy of which may be obtained from our Secretary. Proposals should be directed to the attention of the Secretary, GenTek Inc., 90 East Halsey Road, Parsippany, New Jersey 07054. If we do not receive timely notice pursuant to our Bylaws, the proposal may be excluded from consideration at the meeting.

          The Board of Directors knows of no other business to be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, including a proposal omitted from this Proxy Statement in accordance with Rule 14a-8 under the Exchange Act, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the meeting.

          No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and, if given or made, such information or representation should not be relied upon as having been authorized. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the Proxy Statement.

Householding of Proxy Materials

          We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name and have not previously requested electronic delivery of proxy materials will receive a single envelope containing the Notices for all stockholders having that address. The Notice for each stockholder will include that stockholder’s unique control number needed to vote his or her shares. This procedure will also reduce our printing costs and postage fees.

          If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you receive multiple copies and wish to only receive a single copy, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. We will send an additional copy to an affected stockholder upon written or oral request by such stockholder. You can notify the Company by sending a written request to, GenTek Inc., 90 East Halsey Road, Parsippany, New Jersey 07054, Attention: Corporate Secretary. Oral requests may be made by calling (973) 884-6952.

          For those stockholders who have the same address and last name and who request a printed copy of the proxy materials by mail, we will send only one copy of such materials to each address unless one or more of those stockholders notifies us, in the same manner described above, that they wish to receive a printed copy for each stockholder at that address.

          Beneficial stockholders can request information about householding from their banks, brokers or other holders of record.

Annual Report and Additional Information

          The Annual Report to Stockholders of the Company for the year ended December 31, 2008 and this Proxy Statement are being made available to you over the Internet, or upon your request, the Company has by mailed you printed versions of these materials to all stockholders of the Company of record on March 16, 2009, the Record Date for voting at the Annual Meeting.

          We file annual, quarterly and special reports, proxy statements and other information with the SEC at 100 F Street, NE, Washington, DC 20549. You may read and copy any reports, statements or other information we file at the SEC’s public reference rooms in Washington, D.C., New York, New York. Please call the SEC at (800) SEC-0330 or (202) 942-8088 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and on the web site maintained by the SEC at www.sec.gov. Such information will also be furnished upon written request to GenTek Inc., 90 East Halsey Road, Parsippany, New Jersey 07054, Attention: James imbriaco, Corporate Secretary. You can also obtain copies of our filings with the SEC on our website at www.gentek-global.com.

          Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, which might incorporate future filings made by us under those statutes, neither the preceding Compensation Committee Report nor the Audit Committee Report will be incorporated by reference into any of those prior filings, nor will any such report be incorporated by reference into any future filings made by us under those statutes. In addition, information on our website, other than our proxy statement and form of proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.

          YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE ON THE ELECTION OF DIRECTORS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED MARCH 30, 2009. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND NEITHER THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS NOR THE ELECTION OF THE NOMINEES DESCRIBED HEREIN WILL CREATE ANY IMPLICATION TO THE CONTRARY.

By Order of the Board of Directors,

James Imbriaco
Vice President, General Counsel and Secretary

Parsippany, New Jersey
March 30, 2009

GENTEK INC. 90 EAST HALSEY RD PARSIPPANY, NJ 07054 ATTN: ALISON GARRITT
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time May 13, 2009. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time May 13, 2009. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	GENTK1	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

GENTEK INC.

The Board of Directors recommends a vote FOR the listed nominees.

A.	Vote On Directors

1.	Election of Directors
	Nominees:	For	Against	Abstain

	1a. Henry L. Druker	0	0	0			For	Against	Abstain

	1b. Kathleen R. Flaherty	0	0	0	1e.	William E. Redmond, Jr.	0	0	0

	1c. John G. Johnson, Jr.	0	0	0	1f.	Richard A. Rubin	0	0	0

	1d. John F. McGovern	0	0	0

The Board of Directors recommends a vote FOR the following Proposals.

B.	Vote On Proposal						For	Against	Abstain

2.	Ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the year ending December 31, 2009.						0	0	0

3.	In their discretion, upon such other business as may properly come before the meeting and any adjournments thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.				0

C	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please keep signature(s) within the box.

Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ANNUAL MEETING OF STOCKHOLDERS
Thursday, May 14, 2009 at 1:30 p.m.
Latham & Watkins, LLP
885 Third Avenue, 12th Floor
New York, New York

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com or
http://ir.gentek-global.com/proxymaterials.cfm

GENTK2

GenTek Inc. 90 East Halsey Road Parsippany, NJ 07054
proxy

This proxy is solicited on behalf of the Board of Directors for use at the 2009 Annual Meeting.

          FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD May 14, 2009, the undersigned appoints William E. Redmond, Jr., Thomas B. Testa and James Imbriaco, or any of them, with full power of substitution, to attend the Annual Meeting of Stockholders of GENTEK INC. on May 14, 2009 (the “Annual Meeting”), and any adjournments thereof, on behalf of the undersigned and to vote all shares which the undersigned would be entitled to vote and to take all actions which the undersigned would be entitled to take if personally present upon the matters listed on the reverse side set forth in the Notice of Annual Meeting and described more fully in the Proxy Statement.

          This proxy, when properly executed, will be voted as directed. If this proxy is executed but no direction is indicated, this proxy will be voted: (i) FOR the proposal to elect each of the director nominees set forth on the reverse side; (ii) FOR the proposal to ratify the appointment of independent auditors; and (iii) in the discretion of the proxy holder on any other business that properly comes before the Annual Meeting or any adjournment or postponement thereof. The undersigned hereby revokes any proxy heretofore given with respect to such meeting. Receipt of Notice of Annual Meeting and Proxy is hereby acknowledged.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

PLEASE DATE, SIGN AND RETURN PROXY PROMPTLY.